                                                                    EXHIBIT 10.F






================================================================================





                                  TENNECO INC.

                 (TO BE RENAMED EL PASO TENNESSEE PIPELINE CO.)


                      -------------------------------------


                                 $3,000,000,000
                        REVOLVING CREDIT AND COMPETITIVE
                           ADVANCE FACILITY AGREEMENT


                          DATED AS OF NOVEMBER 4, 1996


                      -------------------------------------



                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT
                              AND CAF ADVANCE AGENT




================================================================================

                                TABLE OF CONTENTS

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                                    ARTICLE I

             DEFINITIONS AND ACCOUNTING TERMS...............................   1
SECTION 1.1  Certain Defined Terms..........................................   1
SECTION 1.2  Computation of Time Periods....................................  17
SECTION 1.3  Accounting Terms...............................................  18
SECTION 1.4  References.....................................................  18

                                   ARTICLE II

             AMOUNTS AND TERMS OF THE ADVANCES..............................  18
SECTION 2.1  The Revolving Credit Advances..................................  18
SECTION 2.2  Making the Revolving Credit Advances...........................  18
SECTION 2.3  Evidence of Debt...............................................  20
SECTION 2.5  Procedure for CAF Advance Borrowings...........................  21
SECTION 2.6  CAF Advance Payments...........................................  24
SECTION 2.7  Evidence of Debt...............................................  24
SECTION 2.8  Fees...........................................................  25
SECTION 2.9  Reductions of the Commitments..................................  25
SECTION 2.10  Repayment of Advances.........................................  26
SECTION 2.11  Interest on Revolving Credit Advances.........................  26
SECTION 2.12  Additional Interest on Eurodollar Rate Advances...............  27
SECTION 2.13  Interest Rate Determination...................................  27
SECTION 2.14  Voluntary Conversion of Advances..............................  28
SECTION 2.15  Optional and Mandatory Prepayments............................  29
SECTION 2.16  Increased Costs...............................................  30
SECTION 2.17  Increased Capital.............................................  31
SECTION 2.18  Illegality....................................................  31
SECTION 2.19  Payments and Computations.....................................  32
SECTION 2.20  Taxes.........................................................  33
SECTION 2.21  Sharing of Payments, Etc......................................  35
SECTION 2.22  Use of Proceeds...............................................  35
SECTION 2.23  Extension of Stated Termination Date..........................  36
SECTION 2.24  Replacement of Lenders........................................  37

                                   ARTICLE III

             CONDITIONS OF EFFECTIVENESS AND LENDING........................  37
SECTION 3.1  Conditions Precedent to Effectiveness of this Agreement........  37
SECTION 3.2  Conditions Precedent to Initial Advances.......................  38

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
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
SECTION 3.3  Conditions Precedent to Initial Advances to Any Borrowing
         Subsidiary or Holding..............................................  41
SECTION 3.4  Conditions Precedent to Each Borrowing.........................  41

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES.................................  42
SECTION 4.1  Representations and Warranties of the Borrowers................  42

                                   ARTICLE V

             COVENANTS OF THE BORROWERS.....................................  46
SECTION 5.1  Affirmative Covenants..........................................  46
SECTION 5.2  Negative Covenants.............................................  48
SECTION 5.3  Reporting Requirements.........................................  51
SECTION 5.4  Restrictions on Material Subsidiaries..........................  53

                                   ARTICLE VI

             GUARANTEE......................................................  54
SECTION 6.1  Guarantees.....................................................  54
SECTION 6.2  No Subrogation.................................................  55
SECTION 6.3  Amendments, etc. with respect to the Obligations; Waiver of
         Rights.............................................................  55
SECTION 6.4  Guarantee Absolute and Unconditional...........................  56
SECTION 6.5  Reinstatement..................................................  56

                                   ARTICLE VII

             EVENTS OF DEFAULT..............................................  57
SECTION 7.1  Event of Default...............................................  57

                                  ARTICLE VIII

             THE ADMINISTRATIVE AGENT AND THE CAF ADVANCE AGENT... 60
SECTION 8.1  Authorization and Action.......................................  60
SECTION 8.2  Administrative Agent's and CAF Advance Agent's Reliance,
         Etc................................................................  60
SECTION 8.3  Chase and Affiliates...........................................  61
SECTION 8.4  Lender Credit Decision.........................................  61
SECTION 8.5  Indemnification................................................  61
SECTION 8.6  Successor Administrative Agent and CAF Advance Agent...........  62

                                   ARTICLE IX

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
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
             MISCELLANEOUS..................................................  63
SECTION 9.1  Amendments, Etc................................................  63
SECTION 9.2  Notices, Etc...................................................  63
SECTION 9.3  No Waiver; Remedies............................................  64
SECTION 9.4  Costs and Expenses; Indemnity..................................  64
SECTION 9.5  Right of Set-Off...............................................  65
SECTION 9.6  Binding Effect.................................................  65
SECTION 9.7  Assignments and Participations.................................  65
SECTION 9.8  Confidentiality................................................  68
SECTION 9.9  Consent to Jurisdiction........................................  69
SECTION 9.10  GOVERNING LAW.................................................  69
SECTION 9.11  Rate of Interest..............................................  69
SECTION 9.12  Execution in Counterparts.....................................  70

                                    SCHEDULES

Schedule I       Commitments, Addresses, Etc.
Schedule II      Outstanding Debt, Guaranties and Reimbursement Obligations
Schedule III     Litigation
Schedule IV      Subsidiaries

                     EXHIBITS

Exhibit A        Form of Note
Exhibit B        Form of Notice of Borrowing
Exhibit C        Form of CAF Advance Request
Exhibit D        Form of CAF Advance Offer
Exhibit E        Form of CAF Advance Confirmation
Exhibit F        Form of Assignment and Acceptance
Exhibit G        Form of Process Agent Letter
Exhibit H        Form of Joinder Agreement
Exhibit I        Form of Extension Request
Exhibit J        Form of Opinion of General Counsel of
                   Tennessee
Exhibit K        Form of Opinion of New York Counsel to Tennessee and EPNGC
Exhibit L        Form of Opinion of [Associate] General Counsel
                   EPNGC and/or Special Delaware Counsel for EPNGC
Exhibit M        Form of Opinion of [Associate] General Counsel of
                 [Company][Holding]
Exhibit N        Form of Opinion of New York Counsel of [Company] [Holding]
Exhibit O        Form of Opinion of Counsel of [EPNGC] [Tennessee]
Exhibit P        Form of EPNGC Guarantee

                  $3,000,000,000 REVOLVING CREDIT AND COMPETITIVE ADVANCE FACILITY AGREEMENT, dated as of November 4, 1996, among TENNECO INC., a Delaware corporation (to be renamed El Paso Tennessee Pipeline Co.) ("Tennessee"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders hereunder.

                  The parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" has the meaning assigned to such term in the preamble hereof.

                  "Advance" means an advance by a Lender to any Borrower pursuant to Article II, and refers to a Base Rate Advance, a Eurodollar Rate Advance or a CAF Advance.

                  "Affiliate" means as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "control" (including the terms "controlled by" or "under common control with") means, with respect to any Person, the possession, direct or indirect, of the power to vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Agreement" means this $3,000,000,000 Revolving Credit and Competitive Advance Facility, as amended, supplemented or otherwise modified from time to time.

                  "Alternate Program" means any program providing for the sale or other disposition of trade or other receivables entered into by the Company or a Principal Subsidiary (or for purposes of Section 5.2(a) only, any Restricted Affiliate), provided that such program is on terms
         (a) substantially similar to the Receivables Purchase and Sale Agreement or (b) customary for similar transactions as reasonably determined by the Administrative Agent.

                  "Applicable LIBO Rate" means in respect of any CAF Advance requested pursuant to a LIBO Rate CAF Advance Request, an interest rate per annum equal to the rate which appears on Page 3750 of the Telerate Service (or any successor or substitute page of such Service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as at approximately 11:00 A.M., London time, two Business Days prior to the beginning of the period for which such CAF Advance is to be outstanding as the rate for Dollar deposits with a maturity comparable to such period.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit F.

                  "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

                  "Base Rate" means for any day, a rate per annum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, rounded upwards to the next highest 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1/2 of 1% and (c) the Effective Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Effective Federal Funds Rate, respectively.

                  "Base Rate Advance" means an Advance which bears interest as provided in Section 2.11(a)(i).

                  "Borrowers" means the collective reference to Tennessee, each Borrowing Subsidiary and, on or after the Merger, Holding once Holding executes and delivers a Joinder Agreement; each, a "Borrower".

                  "Borrowing" means a borrowing consisting of Advances of the same Type made on the same day by the Lenders, it being understood that there may be more than one Borrowing on a particular day.

                  "Borrowing Subsidiary" means each domestic Principal Subsidiary of Tennessee which has been designated by the Company as a "Borrowing Subsidiary" by written notice to the Administrative Agent; collectively, the "Borrowing Subsidiaries".

                  "Burlington" means Burlington Resources Inc., a Delaware corporation.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate CAF Advances, on which dealings are carried on in the London interbank market.

                  "CAF Advance" means an Advance made pursuant to Sections 2.4 and 2.5.

                  "CAF Advance Agent" has the meaning assigned to such term in the preamble hereof.

                  "CAF Advance Availability Period" means the period from and including the Closing Date until the earlier of (a) the date which is 7 days prior to the Stated Termination Date and (b) the Termination Date.

                  "CAF Advance Confirmation" means each confirmation by the applicable Borrower of its acceptance of CAF Advance Offers, which CAF Advance Confirmation shall be substantially in the form of Exhibit E and shall be delivered to the CAF Advance Agent by telecopy.

                  "CAF Advance Interest Payment Date" means as to each CAF Advance, each interest payment date specified by the applicable Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Lenders" means Lenders from time to time designated by the Company, in consultation with the CAF Advance Agent, as CAF Advance Lenders as provided in Section 2.4.

                  "CAF Advance Maturity Date" means as to any CAF Advance, the date specified by the applicable Borrower pursuant to Section 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Offer" means each offer by a CAF Advance Lender to make CAF Advances pursuant to a CAF Advance Request, which CAF Advance Offer shall contain the information specified in Exhibit D and shall be delivered to the CAF Advance Agent by telephone, immediately confirmed by telecopy.

                  "CAF Advance Request" means each request by the applicable Borrower for CAF Advance Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit C and shall be delivered to the CAF Advance Agent in writing, by telecopy, or by telephone, immediately confirmed by telecopy.

                  "Capitalization" of any Person means the sum (without duplication) of (a) consolidated Debt of such Person and its consolidated Subsidiaries, plus (b) the aggregate amount of Guaranties entered into by such Person and its consolidated Subsidiaries, plus (c) the consolidated common and preferred stockholders' equity of such Person and its consolidated Subsidiaries.

                  "C/D Assessment Rate" means for any day as applied to any Base Rate Advance, the annual assessment rate determined by Chase to be payable on such day to the Federal Deposit Insurance Corporation (the "FDIC") for the FDIC's (or any successor's) insuring time deposits at offices of Chase in the United States.

                  "C/D Reserve Percentage" means for any day as applied to any Base Rate Advance, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the then current reserve requirement for the Administrative Agent in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                  "Closing Date" has the meaning assigned to such term in
         Section 3.2.

                  "Commitment" means as to any Lender, the obligation of such Lender to make Revolving Credit Advances to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (as such Schedule I is amended from time to time pursuant to Section 9.7(c)), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Commitment Expiration Date" has the meaning assigned to such term in Section 2.23(a).

                  "Commitment Percentage" means as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Advances then outstanding constitutes of the aggregate principal amount of the Advances then outstanding).

                  "Company" means (a) at all times prior to the Merger, Tennessee, (b) at all times on or after the Merger and prior to Holding becoming a Borrower, EPNGC and (c) upon Holding becoming a Borrower, Holding.

                  "Contingent Guaranty" has the meaning assigned to such term in the definition of the term "Guaranty" contained in this Section 1.1.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.13, 2.14 or 2.18.

                  "Corporate Restructuring Transactions" has the meaning assigned to such term in the Merger Agreement.

                  "Debt" means, as to any Person, all Indebtedness of such Person other than (a) any Project Financing of such Person, (b) in the case of the Company, EPNGC or a Principal Subsidiary, any liabilities of the Company, EPNGC or such Principal Subsidiary, as the case may be, under any Alternate Program, or any document executed by the Company, EPNGC or such Principal Subsidiary, as the case may be, in connection therewith and (c) any obligations of the Company or a Principal Subsidiary with respect to lease payments for the headquarters building of Tennessee located in Houston, Texas; provided, however, that for purposes of Article V "Debt" shall not include up to an aggregate amount (determined without duplication of amount) of $200,000,000 of
         (i) the amount of optional payments in lieu of asset repurchase or other payments to similar effect, including extension or renewal payments, on off balance sheet leases and (ii) the amount of the purchase price for optional acquisition of such asset (in either case, calculated at the lower amount payable in respect of such asset under clause (i) or (ii) above).

                  "Debt Realignment Plan" means the debt realignment plan described under the caption "Debt and Cash Realignment--Debt Realignment" and "Unaudited Pro Forma Financial Information--Unaudited Pro Forma Combined Financial Statements of El Paso and Tenneco Energy" in the Joint Proxy Statement.

                  "Distribution Agreement" means the agreement to be executed and delivered by Tennessee substantially in the form of Exhibit A to the Merger Agreement.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Effective Date" means the date on which the conditions precedent set forth in Section 3.1 have been satisfied (or compliance therewith shall have been waived by the Lenders).

                  "Effective Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the

         Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Eligible Assignee" means, with respect to any particular assignment under Section 9.7, any bank or other financial institution approved in writing by the Company expressly with respect to such assignment and, except as to such an assignment by Chase so long as Chase is the Administrative Agent hereunder, the Administrative Agent as an Eligible Assignee for purposes of this Agreement, provided that
         (i) neither the Administrative Agent's nor the Company's approval shall be unreasonably withheld and (ii) neither the Administrative Agent's nor the Company's approval shall be required if the assignee is another Lender or an Affiliate of the assigning Lender.

                  "EPNGC" shall mean El Paso Natural Gas Company, a Delaware corporation.

                  "EPNGC Facilities" means, so long as it is in existence, the $750,000,000 Revolving Credit and Competitive Advance Facility Agreement and, so long as it is in existence, the $250,000,000 Revolving Credit and Competitive Advance Facility Agreement, each dated as of November 4, 1996, among EPNGC, the lenders parties thereto and Chase, as administrative agent and CAF advance agent, as the same may be amended, modified or supplemented from time to time.

                  "EPNGC Guarantee" means the Guarantee to be executed and delivered by EPNGC, substantially in the form of Exhibit P, as the same may be amended, modified or supplemented from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                  "ERISA Affiliate" means any Person who is a member of the Company's or Tennessee's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate which appears on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as at approximately 11:00 A.M. (London, England time) two

         Business Days before the first day of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that if such rate is not available at such time for any reason, the Eurodollar Rate for such Borrowing for such Interest Period shall be the interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Lenders in London, England, to prime banks in the London interbank market as at approximately 11:00 A.M. (London, England time) two Business Days before the first day of such Interest Period, in an approximate amount of each such Reference Lender's share of the relevant Borrowing for the applicable Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, when being determined pursuant to the foregoing proviso clause, shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.13.

                  "Eurodollar Rate Advance" means an Advance which bears interest determined by reference to the Eurodollar Rate, as provided in
         Section 2.11(a)(ii).

                  "Eurodollar Rate Margin" means for any day the rate per annum set forth below opposite the applicable S&P Bond Rating and Moody's Bond Rating in effect on such day:

              Bond Rating                                   Eurodollar
             (S&P/Moody's)               Level              Rate Margin
             -------------               -----              -----------
         A/A2 or higher                      I                .2000%
         A-/A3                              II                .2150%
         BBB+/Baa1                         III                .2200%
         BBB/Baa2                           IV                .2500%
         BBB-/Baa3                           V                .3750%
         BB+/Ba1 or lower                   VI                .5125%;

         provided that if the ratings of such rating agencies do not fall within the same Level, the Eurodollar Rate Margin applicable to such day will be the lower Eurodollar Rate Margin, and provided, further, that in the event a rating is not available from a rating agency, such rating agency will be deemed to have assigned its lowest rating.

                  "Eurodollar Reserve Percentage" for any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning assigned to such term in
         Section 7.1.

                  "Excluded Acquisition Debt" means (a) Debt, Guaranties or reimbursement obligations of any corporation acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exist immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such corporation is not a Subsidiary of the Company), (b) Debt, Guaranties or reimbursement obligations of Tennessee and its Subsidiaries listed on Schedule II or (c) Debt, Guaranties or reimbursement obligations in respect of any asset acquired by the Company or any of its Subsidiaries and which Debt, Guaranties or reimbursement obligations exists immediately prior to such acquisition (provided that (i) such Debt, Guaranties or reimbursement obligations are not incurred solely in anticipation of such acquisition and (ii) immediately prior to such acquisition such asset is not an asset of the Company or any of its Subsidiaries).

                  "Exposure" means (a) with respect to an Objecting Lender at any time, the aggregate outstanding principal amount of its Revolving Credit Advances and (b) with respect to any other Lender at any time, the maximum amount of the Commitment of such Lender.

                  "Extension Request" means each request by the Borrowers made pursuant to Section 2.23 for the Lenders to extend the Stated Termination Date, which shall contain the information in respect of such extension specified in Exhibit I and shall be delivered to the Administrative Agent in writing.

                  "Facility Fee Commencement Date"  means the date hereof.

                  "FERC" means the Federal Energy Regulatory Commission, or any agency or authority of the United States from time to time succeeding to its function.

                  "Fixed Rate CAF Advance" means any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request" means any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Applicable LIBO Rate plus (or minus) a margin).

                  "Guaranty", "Guaranteed" and "Guaranteeing" each means any act by which any Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than the Company or any of its consolidated Subsidiaries (excluding (a) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,
         (b) any liability in connection with obligations of the Company, any of its consolidated Subsidiaries or any Restricted Affiliate, including, without limitation, obligations under any conditional sales agreement, equipment trust financing or equipment lease and any liability of any Restricted Affiliate in respect of obligations of EPNGC or its consolidated Subsidiaries and (c) any such act in connection with a Project Financing that either (i) guarantees performance of the completion of the project which is financed by such Project Financing, until such time, if any, that such guaranty becomes a guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (ii) below) or (ii) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence of any event other than or in addition to the passage of time or any Project Financing becoming due (any such act referred to in this clause (c) being a "Contingent Guaranty"); provided, however, that for purposes of this definition the liability of the Company or any of its Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                  "Holding" means any domestic parent holding company of both EPNGC and Tennessee which directly or indirectly owns 100% of the common stock of EPNGC and 100% of the common stock of Tennessee; provided, however, that immediately after Holding becomes EPNGC's and Tennessee's parent holding company, not less than 80% of the shareholders of common stock of Holding are the same shareholders of common stock of EPNGC immediately prior to Holding becoming EPNGC's and Tennessee's parent holding company.

                  "Holding Guarantee" has the meaning assigned to such term in
         Section 5.1(h).

                  "Indebtedness" of any Person means, without duplication (a) indebtedness of such Person for borrowed money, (b) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the original due date of such portion) to pay the deferred purchase price of property or services, and (c) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, except that where such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any consolidated Subsidiary of such Person, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof.

                  "Indemnified Party" means any or all of the Lenders, the Administrative Agent and the CAF Advance Agent.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period beginning on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or, subject to availability to each Lender, nine or twelve months, in each case as the applicable Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period with respect to Eurodollar Rate Advances, select; provided, however, that:

                           (a) the duration of any Interest Period which
                  commences before the second anniversary of the Termination Date and would otherwise end after the second anniversary of the Termination Date shall end on the second anniversary of the Termination Date;

                           (b) if the last day of such Interest Period would
                  otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day;

                           (c) Interest Periods commencing on the same date for
                  Advances comprising the same Borrowing shall be of the same duration; and

                           (d) with respect to Advances made by an Objecting
                  Lender, no Interest Period with respect to such Advances shall end after the second anniversary of such Objecting Lender's Commitment Expiration Date.

                  "IRS" means the Internal Revenue Service of the United States of America.

                  "IRS Ruling Letter" means the IRS ruling letter and/or tax opinions concerning the tax free nature of the Spin-offs and the Merger.

                  "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit H hereto, duly executed and delivered by the Company and the Borrowing Subsidiary party thereto or Holding, as the case may be.

                  "Joint Proxy Statement" means the Registration Statements on Form S-4, each relating to the Transaction, initially filed by each of EPNGC and Tennessee with the SEC on August 27, 1996, as amended through the Effective Date.

                  "Lenders" has the meaning assigned to such term in the preamble hereof.

                  "LIBO Rate CAF Advance" means any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request" means any CAF Advance Request requesting the CAF Advance Lenders to offer to make CAF Advances at an interest rate equal to the Applicable LIBO Rate plus (or minus) a margin.

                  "Lien" means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Indebtedness or any Guaranty of any Person.

                  "Majority Lenders" means Lenders the Commitment Percentages of which aggregate at least 51%, provided, that at any time after the Commitment Expiration Date with respect to any Objecting Lender (but prior to the termination of all the Commitments), "Majority Lenders" shall mean Lenders whose Exposure aggregates at least 51% of the aggregate Exposure of all the Lenders.

                  "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means an event, change or effect that (a) is reasonably likely to be materially adverse to the financial condition or operations of the Company and its consolidated Subsidiaries taken as a whole and, until the Merger, Tennessee and its consolidated Subsidiaries taken as a whole or (b) prevents Tennessee from consummating the Debt Realignment Plan and the Spin-offs on or prior to the Closing Date or the Merger within one Business Day after the Closing Date.

                  "Material Subsidiary" means any Subsidiary of Holding (other than a Project Financing Subsidiary) that itself (on an unconsolidated, stand-alone basis) owns in excess of 10% of the consolidated net property, plant and equipment of Holding and its consolidated Subsidiaries.

                  "Merger" means the merger of Tennessee with a de novo subsidiary of EPNGC following the Spin-offs pursuant to the terms of the Merger Agreement.

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of June 19, 1996, among EPNGC, El Paso Merger Company and Tennessee, as amended, supplemented or otherwise modified through the Effective Date.

                  "Mojave" means Mojave Pipeline Company.

                  "Moody's Bond Rating" means (a) for any day prior to the Ratings Change Date, the rating of EPNGC's senior long-term unsecured debt by Moody's Investors Service, Inc. in effect at 11:00 A.M., New York City time, on such day and (b) for any day that is on or after the Ratings Change Date, the rating of Holding's senior long-term unsecured debt by Moody's Investors Service, Inc. in effect at 11:00 A.M., New York City time, on such day.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company, Tennessee or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions and in respect of which the Company, Tennessee or an ERISA Affiliate has any liability (contingent or otherwise), such plan being maintained pursuant to one or more collective bargaining agreements.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (a) is maintained for employees of the Company, Tennessee or an ERISA Affiliate and at least one Person other than the Company, Tennessee and their respective ERISA Affiliates or (b) was so maintained and in respect of which the Company, Tennessee or an ERISA Affiliate could have liability under
         Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Net Cash Proceeds" means, with respect to any transaction, the net cash proceeds thereof (after provision for taxes, holdbacks, reserves and all costs and expenses arising from, or attributable to, such transaction).

                  "Net Worth" means with respect to the Company, as of any date of determination, the sum of the preferred stock and stockholders' equity of the Company as shown on the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.3.

                  "New Preferred Stock" means the voting junior preferred stock to be issued by Tennessee in connection with the Debt Realignment Plan.

                  "Note" has the meaning assigned to such term in Section
         2.3(d).

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Advances and the Notes and all other financial liabilities of the Borrowers to the Administrative Agent, the CAF Advance Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or the Notes, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the CAF Advance Agent or to the Lenders that are required to be paid by any Borrower pursuant to this Agreement).

                  "Objecting Lenders" has the meaning assigned to such term in
         Section 2.23(a).

                  "Other Taxes" has the meaning assigned to such term in Section 2.20(b).

                  "Party" has the meaning assigned to such term in Section 9.8.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "Permitted Claims" has the meaning assigned to such term in
         Section 9.9(a).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

                  "Principal Subsidiary" means, at any time, any Subsidiary of the Company (other than a Project Financing Subsidiary) having assets at such time greater than or equal to 5% of the consolidated assets of the Company and its consolidated Subsidiaries at such time.

                  "Process Agent" has the meaning specified in Section 9.9(a).

                  "Project Financing" means any Indebtedness incurred to finance a project, other than any portion of such Indebtedness permitting or providing for recourse against EPNGC (so long as Holding is not the Company) or Holding (so long as Holding is the Company) or any of its respective Subsidiaries (or for purposes of Section 5.2(a) only, any Restricted Affiliate) other than (a) recourse to the stock or assets of the Project Financing Subsidiary, if any, incurring or Guaranteeing such Indebtedness, and (b) such recourse as exists under any Contingent Guaranty.

                  "Project Financing Subsidiary" means any Subsidiary of the Company or EPNGC (or for purposes of Section 5.2(a) only, any Restricted Affiliate) whose principal purpose is to incur Project Financing, or to become a partner, member or other equity participant in a partnership, limited liability company or other entity so created, and substantially all the assets of which Subsidiary, partnership, limited liability company or other entity are limited to those assets being financed (or to be financed) in whole or in part by a Project Financing.

                  "Ratings Change Date" means the earlier to occur of (a) the date on which Holding becomes a Borrower hereunder and (b) the date on which Holding becomes a "Borrower" under either of the EPNGC Facilities.

                  "Receivables Purchase and Sale Agreement" means the Receivables Purchase and Sale Agreement dated as of January 14, 1992 among EPNGC, CIESCO L.P., a New York limited partnership, Corporate Asset Funding Company, a Delaware corporation and Citicorp North America, Inc., as agent, as such Agreement may be amended, supplemented, restated or otherwise modified from time to time which amendment, supplement, restatement or modification will not extend the purchase of receivables and other assets thereunder to receivables and assets other than present and future gas purchase contract take-or-pay buyout and buydown receivables, the collateral and other support therefor and the collections therefrom.

                  "Reference Lenders" means Chase, Morgan Guaranty Trust Company of New York and Union Bank of Switzerland.

                  "Register" has the meaning specified in Section 9.7(c).

                  "Required Lenders" means Lenders (a) which are not Objecting Lenders with respect to any previous Extension Request and (b) which have Commitment Percentages aggregating at least 66-2/3% of the aggregate Commitment Percentages of such non-Objecting Lenders.

                  "Restricted Affiliate" means any Affiliate of Tennessee or EPNGC (other than a Subsidiary of Tennessee or EPNGC) designated by the Company as a "Restricted Affiliate" by written notice to the Administrative Agent; provided that such Affiliate shall not become a Restricted Affiliate until such time that (a) such Affiliate executes and delivers a guaranty (in form and substance reasonably satisfactory to the Administrative Agent) (each a "Restricted Affiliate Guaranty") in favor of the Administrative Agent, for the ratable benefit of the Lenders, guaranteeing the prompt and complete payment by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such Borrower and (b) the Administrative Agent receives legal opinions from the General Counsel or Associate General Counsel of Tennessee or EPNGC (as applicable) and from New York counsel to Tennessee or EPNGC (as applicable) reasonably acceptable to the Administrative Agent, which legal opinions shall be in form and substance satisfactory to the Administrative Agent; provided, further, that after such time as such Affiliate becomes a Restricted Affiliate, Tennessee or EPNGC (as applicable) may terminate the designation of such Affiliate as a Restricted Affiliate by written notice to the Administrative Agent at which time the aforementioned guaranty of such Affiliate shall also terminate.

                  "Restricted Affiliate Guaranty" has the meaning assigned to such term in the definition of Restricted Affiliate.

                  "Revolving Credit Advances" has the meaning assigned to such term in Section 2.1.

                  "S&P Bond Rating" means (a) for any day prior to the Ratings Change Date, the rating of EPNGC's senior long-term unsecured debt by Standard & Poor's Ratings Group in effect at 11:00 A.M., New York City time, on such day and (b) for any day that is on or after the Ratings Change Date, the rating of Holding's senior long-term unsecured debt by Standard & Poor's Ratings Group in effect at 11:00 A.M., New York City time, on such day.

                  "SEC" means the Securities and Exchange Commission of the United States of America.

                  "Significant Asset Sale" means any sale, lease or other transfer by Tennessee or any of its Subsidiaries (in either case, whether in one transaction or in a series of related transactions) of assets where the aggregate Net Cash Proceeds of such transaction or series of related transactions is $25,000,000 or more, except:

                           (a) any sale by Tennessee or any of its Subsidiaries
                  of receivables;

                           (b) any sale by Tennessee or any of its Subsidiaries
                  of inventory or obsolete or worn-out assets in the ordinary course of business; or

                           (c) any sale by Tennessee or any of its Subsidiaries
                  prior to the Merger as contemplated by either the Debt Realignment Plan or the Corporate Restructuring Transactions (as defined in the Merger Agreement);

         provided, that the value of any asset shall be the greater of the book value thereof or the aggregate consideration received in connection with the disposition thereof.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company, Tennessee or an ERISA Affiliate and no Person other than the Company and its ERISA Affiliates or (b) was so maintained and in respect of which the Company, Tennessee or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Specified Debt" of any Person, means Debt of such Person except:

                           (a) Excluded Acquisition Debt;

                           (b) Debt hereunder or under either of the EPNGC
                  Facilities;

                           (c) Debt owed to Holding or to EPNGC or any of its
                  respective Subsidiaries;

                           (d) Debt contemplated by either the Debt Realignment
                  Plan or the Corporate Restructuring Transactions;

                           (e) Debt incurred to finance the acquisition,
                  construction or improvement of any fixed or capital assets and any Debt assumed in connection with the acquisition of any such assets; and

                           (f) Debt incurred to refinance or replace any Debt
                  referred to in clauses (a) through (e) above and any refinancings and replacements thereof.

                  "Spin-offs" means the spin-off of Tennessee's shipbuilding, packaging, automotive and administrative services units to its shareholders immediately prior to the Merger as described in the Joint Proxy Statement.

                  "Stated Termination Date" means November 3, 1997 or such later date as shall be determined pursuant to the provisions of Section 2.23 with respect to non-Objecting Lenders.

                  "Subsidiary" means, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly beneficially owned or controlled by such Person or one or more of its Subsidiaries or such Person and one or more of the Subsidiaries of such Person.

                  "Taxes" has the meaning assigned to such term in Section 2.20(a).

                  "Tenneco Energy" means all energy businesses and operations owned directly or indirectly by Tennessee and other operations of Tennessee and its Subsidiaries other than those relating to Tennessee's automotive, packaging, administrative services and shipbuilding businesses.

                  "Tennessee" has the meaning assigned to such term in the preamble hereof.

                  "Termination Date" means the earlier of (a) the Stated Termination Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.9 or 7.1.

                  "Termination Event" means (a) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under subsection .11, .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg.
         Section 2615), or an event described in Section 4062(e) of ERISA, or
         (b) the withdrawal of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA or the incurrence of liability by the Company or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of the Company or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (g) the occurrence of any other event or the existence of any other condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Plan under Section 4042 of ERISA.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate (adjusted to the basis of a year of 365 or 366 days, as the case may be) for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transaction" means the Merger, the Spin-offs, the Debt Realignment Plan, and the issuance of the New Preferred Stock.

                  "Transaction Documentation" means the forms of material agreements and other material documentation to be used by Tennessee and EPNGC in connection with the Spin-offs, the Debt Realignment Plan and the Merger (including, without limitation, the Merger Agreement) as such agreements, filings and documentation are in effect on the Effective Date.

                  "Type" means (a) as to any Revolving Credit Advance, its nature as a Base Rate Advance or a Eurodollar Rate Advance and (b) as to any CAF Advance, its nature as a Fixed Rate CAF Advance or a LIBO Rate CAF Advance.

                  "Withdrawal Liability" has the meaning given such term under
         Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.2 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles either (a) consistent with those principles applied in the preparation of the financial statements referred to in Section 4.1(e) or (b) not materially inconsistent with such principles (so that no covenant contained in Section 5.1 or 5.2 would be calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with clause (a) of this
Section 1.3).

                  SECTION 1.4 References. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.1 The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make revolving credit advances

("Revolving Credit Advances") to the Borrowers or any one or more of them from time to time on any Business Day during the period from the date hereof to and including the Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Advances (other than Advances of Objecting Lenders) outstanding shall not at any time exceed the aggregate amount of the Commitments. Each Borrowing shall be in an aggregate amount of $5,000,000 in the case of a Borrowing comprised of Base Rate Advances and $20,000,000 in the case of a Borrowing comprised of Eurodollar Rate Advances, or, in each case, an integral multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing of Base Rate Advances, the aggregate unused Commitments, if less) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, any Borrower may make more than one Borrowing on any Business Day and may borrow, repay pursuant to Section 2.10 or prepay pursuant to Section 2.15, and reborrow under this Section 2.1.

                  SECTION 2.2 Making the Revolving Credit Advances. (a) Each Borrowing of Revolving Credit Advances shall be made on notice by the Company to the Administrative Agent (a "Notice of Borrowing") received by the Administrative Agent, (i) in the case of a proposed Borrowing comprised of Base Rate Advances, not later than 10:00 A.M. (New York City time) on the Business Day of such proposed Borrowing and (ii) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, not later than 12:00 noon (New York City time) on the third Business Day prior to the date of such proposed Borrowing. Each Notice of Borrowing shall be by telecopy or telephone (and if by telephone, confirmed promptly by telecopier), in substantially the form of Exhibit B, specifying therein the requested (A) Borrower, (B) date of such Borrowing, (C) Type of Revolving Credit Advances comprising such Borrowing, (D) aggregate amount of such Borrowing, and (E) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available to the Administrative Agent at its address at 270 Park Avenue, New York, New York, 10017, Reference: El Paso Tennessee Pipeline Co., or at such other address designated by notice from the Administrative Agent to the Lenders pursuant to Section 9.2, in same day funds, such Lender's ratable portion of such Borrowing. Immediately after the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the applicable Borrower at Chase, 270 Park Avenue, New York, New York, 10017, Account No. 323-5-07093, Reference: El Paso Tennessee Pipeline Co., or at such other account of the applicable Borrower maintained by the Administrative Agent (or any successor Administrative Agent) designated by the applicable Borrower and agreed to by the Administrative Agent (or such successor Administrative Agent), in same day funds.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing specified is to be comprised of Eurodollar Rate Advances, if such Advances are not made as a result of any failure to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article III, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at the Effective Federal Funds Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance to the applicable Borrower as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.3 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Revolving Credit Advance.

                  (b) The Administrative Agent shall maintain the Register pursuant to Section 9.7(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Advance made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower on account of such Revolving Credit Advance to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Revolving Credit Advances made to each such Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing the Revolving Credit Advances of such Lender to such Borrower, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                  SECTION 2.4 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrowers or any one or more of them may borrow CAF Advances from time to time during the CAF Advance Availability Period on any Business Day. The Company shall, in consultation with the CAF Advance Agent, designate Lenders from time to time as CAF Advance Lenders by written notice to the CAF Advance Agent. The CAF Advance Agent shall transmit each such notice of designation promptly to each designated CAF Advance Lender. CAF Advances shall be borrowed in amounts such that the aggregate amount of Advances outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Any CAF Advance Lender may make CAF Advances in amounts which, individually and together with the aggregate amount of other Advances of such CAF Advance Lender, exceed such CAF Advance Lender's Commitment, and such CAF Advance Lender's CAF Advances shall not be deemed to utilize such CAF Advance Lender's Commitment. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrowers from time to time may borrow, repay and reborrow CAF Advances.

                  SECTION 2.5 Procedure for CAF Advance Borrowings. (a) A Borrower, or the Company on behalf of a Borrower, shall request CAF Advances by delivering a CAF Advance Request to the CAF Advance Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the date of the proposed Borrowing (in the case of a LIBO Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the date of the proposed Borrowing (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than five alternative maturity dates. The maturity date for each CAF Advance shall be not less than 7 days nor more than 360 days after the date of the Borrowing therefor (and in any event shall be not later than the Stated Termination Date); provided that each LIBO Rate CAF Advance shall mature one, two, three or six months or, if available, nine months after the date of the Borrowing therefor. The CAF Advance Agent shall notify each CAF Advance Lender promptly by telecopy of the contents of each CAF Advance Request received by the CAF Advance Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the Applicable LIBO Rate plus (or minus) a margin determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the date of the proposed Borrowing, setting forth:

                      (i) the maximum amount of CAF Advances for each maturity date and the aggregate maximum amount of CAF Advances for all maturity dates which such CAF Advance Lender would be willing to make (which amounts may, subject to Section 2.4, exceed such CAF Advance Lender's Commitment); and

                      (ii) the margin above or below the Applicable LIBO Rate at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Company and the applicable Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed date of the Borrowing of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company and the applicable Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed date of the Borrowing.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the CAF Advance Agent of the contents of such CAF Advance Request, each CAF Advance Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such CAF Advance Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the CAF Advance Agent before 9:30 A.M. (New York City time) on the proposed date of the Borrowing, setting forth:

                      (i) the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such CAF Advance Lender would be willing to make (which amounts may, subject to Section 2.4, exceed such CAF Advance Lender's Commitment); and

                      (ii) the rate of interest at which such CAF Advance Lender is willing to make each such CAF Advance.

The CAF Advance Agent shall advise the Company and the applicable Borrower before 10:00 A.M. (New York City time) on the proposed date of the Borrowing of the contents of each such CAF Advance Offer received by it. If the CAF Advance Agent, in its capacity as a CAF

Advance Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Company and the applicable Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed date of the Borrowing.

              (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed date of the Borrowing (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed date of the Borrowing (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Company, in its absolute discretion, shall:

                  (i) cancel such CAF Advance Request by giving the CAF Advance Agent telephone notice to that effect, or

                  (ii) by giving telephone notice to the CAF Advance Agent (immediately confirmed by delivery to the CAF Advance Agent of a CAF Advance Confirmation in writing or by telecopy) (A) subject to the provisions of Section 2.5(e), accept one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders pursuant to Section 2.5(b) or Section 2.5(c), as the case may be, of the amount of CAF Advances for each relevant maturity date and (B) reject any remaining offers made by CAF Advance Lenders pursuant to Section 2.5(b) or
         Section 2.5(c), as the case may be.

              (e) The Company's acceptance of CAF Advances in response to any CAF Advance Request shall be subject to the following limitations:

                  (i) the amount of CAF Advances accepted for each maturity date specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the maximum amount for such maturity date specified in such CAF Advance Offer;

                 (ii) the aggregate amount of CAF Advances accepted for all maturity dates specified by any CAF Advance Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such maturity dates;

                (iii) the Company may not accept offers for CAF Advances for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                 (iv) if the Company accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more CAF Advance Lenders submit offers for any maturity date at identical pricing and the Company accepts any of such offers but does not wish to (or by reason of the limitations set forth in Section 2.4 or in Section 2.5(e)(iii), cannot) borrow the total amount offered by such CAF Advance Lenders with such identical pricing, the Company shall accept offers from all of such CAF Advance

         Lenders in amounts allocated among them pro rata according to the amounts offered by such CAF Advance Lenders (or as nearly pro rata as shall be practicable after giving effect to the requirement that CAF Advances made by a CAF Advance Lender on a date of the Borrowing for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that if the number of CAF Advance Lenders that submit offers for any maturity date at identical pricing is such that, after the Company accepts such offers pro rata in accordance with the foregoing, the CAF Advance to be made by such CAF Advance Lenders would be less than $5,000,000 principal amount, the number of such CAF Advance Lenders shall be reduced by the CAF Advance Agent by lot until the CAF Advances to be made by such remaining CAF Advance Lenders would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

                  (f) If the Company notifies the CAF Advance Agent that a CAF Advance Request is cancelled pursuant to Section 2.5(d)(i), the CAF Advance Agent shall give prompt telephone notice thereof to the CAF Advance Lenders.

                  (g) If the Company accepts pursuant to Section 2.5(d)(ii) one or more of the offers made by any CAF Advance Lender or CAF Advance Lenders, the CAF Advance Agent promptly shall notify each CAF Advance Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each maturity date and (ii) the acceptance or rejection of any offers to make such CAF Advances made by such CAF Advance Lender. Before 1:00 P.M. (New York City time) on the date of the Borrowing specified in the applicable CAF Advance Request, each CAF Advance Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in Section 9.2 the amount of CAF Advances to be made by such CAF Advance Lender, in same day funds. The Administrative Agent will make such funds available to the applicable Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the CAF Advance Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

                  (h) The failure of any CAF Advance Lender to make the CAF Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its CAF Advance on the date of such Borrowing, but no CAF Lender shall be responsible for the failure of any other CAF Advance Lender to make the CAF Advance to be made by such CAF Advance Lender on the date of any Borrowing.

                  (i) A CAF Advance Request may request offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than five CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  SECTION 2.6 CAF Advance Payments. (a) The applicable Borrower shall repay to the Administrative Agent, for the account of each CAF Advance Lender which has made a CAF Advance to it, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrowers shall not have the right to prepay any principal amount of any CAF Advance.

                  (b) The applicable Borrower shall pay interest on the unpaid principal amount of each CAF Advance to it from the date of the Borrowing to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the applicable Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to such CAF Advance until the stated maturity date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the Base Rate, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

                  SECTION 2.7 Evidence of Debt. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of each Borrower to such Lender resulting from each CAF Advance of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to
Section 9.7(c) and a record therein for each Lender, in which shall be recorded
(i) the amount of each CAF Advance made by such Lender to each Borrower, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from a Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this Section 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

                  SECTION 2.8 Fees. (a) Tennessee agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the Facility Fee Commencement Date until all Advances have been paid in full and all Commitments have been terminated, computed at a variable rate per annum on the average daily amount of the greater of (i) the Commitment of such Lender and (ii) the outstanding principal amount of Revolving Credit Advances of such Lender during the period for which payment is made, which rate will vary according to the S&P Bond Rating and the Moody's Bond Rating as follows:

              Bond Rating                                    Facility
             (S&P/Moody's)                  Level            Fee Rate
             -------------                  -----            --------
         A/A2 or higher                       I               .0500%
         A-/A3                               II               .0600%
         BBB+/Baa1                          III               .0800%
         BBB/Baa2                            IV               .1000%
         BBB-/Baa3                            V               .1250%
         BB+/Ba1 or lower                    VI               .1875%;

provided that if the ratings of such rating agencies do not fall within the same Level, the rate applicable to such day will be the lower facility fee rate, and provided, further, that in the event a rating is not available from either rating agency, such rating agency will be deemed to have assigned its lowest rating. Such facility fees shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, and on the second anniversary of the Termination Date (or if the Lender is an Objecting Lender, the second anniversary of the Commitment Expiration Date applicable to such Lender) or such earlier date on which the Advances are repaid in full, commencing on the first of such dates to occur after the date hereof.

                  (b) The Company agrees to pay to Chase Securities Inc., the Administrative Agent and the CAF Advance Agent the fees set forth in the letter, dated September 20, 1996, from Chase Securities Inc. and Chase to Tennessee.

                  SECTION 2.9 Reductions of the Commitments. (a) Optional Reductions. The Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.

                  (b) Mandatory Reductions. The Commitments shall be automatically ratably reduced (i) by an amount equal to 80% of the Net Cash Proceeds received by Tennessee or any of its Subsidiaries from any Significant Asset Sale and (ii) by an amount equal to the Net Cash Proceeds received by Tennessee or any of its Subsidiaries from (A) the incurrence by any of them of any Specified Debt or (B) the issuance by any of Tennessee or any of its Subsidiaries (other than any issuance by Tennessee or any of its Subsidiaries to EPNGC or Holding or any of their respective Subsidiaries) subsequent to the date the Merger is consummated of any equity securities; such reduction shall occur in each case on the date such Net Cash Proceeds are received by a Borrower or its Subsidiaries.

                  SECTION 2.10 Repayment of Advances. The Borrowers shall repay to each Lender on the second anniversary of the Termination Date the aggregate principal amount of the Advances then owing to such Lender; provided that the Revolving Credit Advances made by Objecting Lenders shall be repaid as provided in Section 2.23.

                  SECTION 2.11 Interest on Revolving Credit Advances. (a) Ordinary Interest. The Borrowers shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Advance until such principal amount is due (whether at stated maturity, by acceleration or otherwise), at the following rates:

                        (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                       (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period, and on the date such Advance shall be Converted or due (whether at stated maturity, by acceleration or otherwise).

                  (b) Default Interest. The applicable Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance to it that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the last day of the then existing Interest Period in the case of each Eurodollar Rate Advance, to 1% per annum above the interest rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due, and (ii) from and after the last day of the then existing Interest Period, and at all times in the case of any Base Rate Advance, to 1% per annum above the Base Rate in effect from time to time.

                  SECTION 2.12 Additional Interest on Eurodollar Rate Advances. If any Lender shall determine in good faith that reserves under regulations of the Board of Governors of the Federal Reserve System are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under such regulations is properly attributable to, one or more of its Eurodollar Rate Advances, the applicable Borrower shall pay to such Lender additional interest on the unpaid principal amount of each such Eurodollar Rate Advance to it (other than any such additional interest accruing to a particular Lender in respect of periods prior to the 30th day preceding the date notice of such interest is given by such Lender as provided in this Section 2.12), payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the rate obtained by dividing the Eurodollar Rate for such Interest Period by a percentage equal to 100% minus the Eurodollar Reserve Percentage, if any, for such Lender for such Interest Period over (ii) the Eurodollar Rate for such Interest Period. The amount of such additional interest (if any) shall be determined by each Lender, and such Lender shall furnish written notice of the amount of such additional interest to the Company and the Administrative Agent, which notice shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 2.13 Interest Rate Determination. (a) Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Lenders shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Lenders.

                  (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.11(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Lender for the purpose of determining the applicable interest rate under Section 2.11(a)(ii).

                  (c) If fewer than two Reference Lenders furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                      (i) the Administrative Agent shall give the Company and each Lender prompt notice thereof by telephone (confirmed in writing) that the interest rate cannot be determined for such Eurodollar Rate Advances,

                     (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                    (iii) the obligations of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders determine and give notice to the Administrative Agent that, as a result of conditions in or generally affecting the London interbank eurodollar market, the rates of interest determined on the basis of the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon,

                      (i) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                     (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If the applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the applicable Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Eurodollar Rate Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the applicable Borrower to Convert such Advances into Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Eurodollar Rate Advance shall have the same Interest Period as Eurodollar Rate Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances shall equal or exceed $20,000,000, the applicable Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into Eurodollar Rate Advances having the same Interest Period.

                  (g) If any Reference Lender shall for any reason no longer have a Commitment or any Revolving Credit Advances, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Company and the Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  SECTION 2.14 Voluntary Conversion of Advances. Any Borrower may on any Business Day, upon notice given to the Administrative Agent, not later than 10:00 A.M. (New York City time) on the Business Day of the proposed Conversion of Eurodollar Rate Advances to Base Rate Advances and not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances to Eurodollar Rate Advances, and subject to the provisions of Sections 2.13, 2.16 and 2.18, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances shall be subject to the provisions of Section 9.4(b); and provided, further, that no Revolving Credit Advance may be converted into a Eurodollar

Rate Advance after the date that is one month prior to (a) in the case of a Revolving Credit Advance made by an Objecting Lender, the second anniversary of such Objecting Lender's Commitment Expiration Date, and (b) in the case of all Revolving Credit Advances, the second anniversary of the Termination Date; and provided, still further, that no Revolving Credit Advance may be converted into a Eurodollar Rate Advance if an Event of Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Advances to be Converted, and
(c) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

                  SECTION 2.15 Optional and Mandatory Prepayments. (a) Optional Prepayments. Any Borrower may upon (i) in the case of Eurodollar Rate Advances, at least two Business Days' notice and (ii) in the case of Base Rate Advances, telephonic notice not later than 12:00 noon (New York City time) on the date of prepayment, to the Administrative Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of Advances to be prepaid, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Revolving Credit Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (A) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (B) in the event of any such prepayment of Eurodollar Rate Advances on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 9.4(b); provided, further, however, that such Borrower will use its best efforts to give notice to the Administrative Agent of the proposed prepayment of Base Rate Advances on the Business Day prior to the date of such proposed prepayment.

                  (b) Mandatory Prepayments. If, at any time and from time to time, the aggregate principal amount of Advances (other than Advances of Objecting Lenders) then outstanding exceeds the Commitments of all the Lenders after giving effect to any reduction of the Commitments pursuant to Section 2.9, the Borrowers shall immediately prepay the Revolving Credit Advances of Lenders (other than Objecting Lenders) (to the extent there are such outstanding Revolving Credit Advances) by an amount equal to such excess; provided that, in the case of such prepayments required to be made as a result of a reduction of the Commitments pursuant to Section 2.9(b), each such prepayment shall be made no later than 90 days after, in each case, the date on which the Commitments are automatically reduced; and provided, further, that in the event of any prepayment of Eurodollar Rate Advances pursuant to this Section 2.15(b) on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrowers shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 9.4(b); and provided, still further, that no CAF Advances shall be required to be prepaid pursuant to this Section 2.15(b).

                  SECTION 2.16 Increased Costs. (a) If, due to either (i) the introduction after the date of this Agreement of or any change after the date of this Agreement (including any change by way of imposition or increase of reserve requirements or assessments other than those referred to in the definition of "Eurodollar Reserve Percentage," "C/D Reserve Percentage" or "C/D Assessment Rate" contained in Section 1.1) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request issued or made after the date of this Agreement from or by any central bank or other governmental authority (whether or not having the force of law), in each case above other than those referred to in Section 2.17, there shall be any increase in the cost to any Lender of agreeing to make, fund or maintain, or of making, funding or maintaining, Eurodollar Rate Advances funded in the interbank Eurodollar market, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to reimburse such Lender for all such increased costs (except those costs incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best efforts promptly to notify the Company of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.16(a) (except as otherwise expressly provided above in this Section 2.16(a)). A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. After one or more Lenders have notified the Company of any increased costs pursuant to this
Section 2.16, the Company may specify by notice to the Administrative Agent and the affected Lenders that, after the date of such notice whenever the election of Eurodollar Rate Advances by the applicable Borrower for an Interest Period or portion thereof would give rise to such increased costs, such election shall not apply to the Revolving Credit Advances of such Lenders during such Interest Period or portion thereof, and, in lieu thereof, such Revolving Credit Advances shall during such Interest Period or portion thereof be Base Rate Advances. Each Lender agrees to use its best efforts (including, without limitation, a reasonable effort to change its lending office or to transfer its affected Advances to an affiliate of such Lender) to avoid, or minimize the amount of, any demand for payment from the Borrowers under this Section 2.16.

                  (b) In the event that any Lender shall change its lending office and such change results (at the time of such change) in increased costs to such Lender, the Borrowers shall not be liable to such Lender for such increased costs incurred by such Lender to the extent, but only to the extent, that such increased costs shall exceed the increased costs which such Lender would have incurred if the lending office of such Lender had not been so changed, but, subject to subsection (a) above and to Section 2.18, nothing herein shall require any Lender to change its lending office for any reason.

                  SECTION 2.17 Increased Capital. If either (a) the introduction of or any change in or in the interpretation of any law or regulation or (b) compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten days after demand, and delivery to the Company of the certificate referred to in the last sentence of this Section 2.17 by such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best efforts promptly to notify the Company of any event referred to in clause (a) or (b) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.17 (except as otherwise expressly provided above in this Section 2.17). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Company by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 2.18 Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its lending office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain such Advances hereunder, such Lender may, by notice to the Company and the Administrative Agent, suspend the right of the Borrowers to elect Eurodollar Rate Advances from such Lender and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Convert all such Eurodollar Rate Advances of such Lender to Base Rate Advances at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Conversion shall continue until such Lender notifies the Company and the Administrative Agent that the circumstances making it unlawful for such Lender to perform such obligations no longer exist (which such Lender shall promptly do when such circumstances no longer exist). So long as the obligation of any Lender to make Eurodollar Rate Advances has been suspended under this Section 2.18, all Notices of Borrowing specifying Advances of such Type shall be deemed, as to such Lender, to be requests for Base Rate Advances. Each Lender agrees to use its best efforts (including, without limitation, a reasonable effort to change its lending office or to transfer its affected Advances to an affiliate) to avoid any such illegality.

                  SECTION 2.19 Payments and Computations. (a) The Borrowers shall make each payment hereunder (including, without limitation, under Section 2.6, 2.8, 2.10 or 2.11)
and under the Notes, whether the amount so paid is owing to any or all of the Lenders or to the Administrative Agent, not later than 12:00 noon (New York City time) without setoff, counterclaim, or any other deduction whatsoever, on the day when due in Dollars to the Administrative Agent at its address at 270 Park Avenue, New York, New York 10017, Reference: El Paso Tennessee Pipeline Co., or at such other location designated by notice to the Company from the Administrative Agent and agreed to by the Company, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.12, 2.16, 2.17, 2.18 or 2.20) according to the respective amounts of such principal, interest or facility fees then due and owing to the Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.7(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Prime Rate and of facility fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Base CD Rate or the Effective Federal Funds Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.12 shall be made by each Lender with respect to its own Advances, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.12, 2.16, 2.17, 2.18 or 2.20, by each Lender with respect to its own Advances) of an interest rate or an increased cost or increased capital or of illegality hereunder shall be conclusive and binding for all purposes if made reasonably and in good faith.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Company or any other applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that the applicable Borrower will not make such payment in full, the Administrative Agent may assume that the applicable Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Effective Federal Funds Rate for such day.

                  SECTION 2.20 Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes to each Indemnified Party shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Party holds any interest in connection with this Agreement or any Note (including, without limitation, in the case of each Lender, the jurisdiction of such Lender's lending office) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Party's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any Note (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make or cause to be made such deductions and (iii) such Borrower shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, provided that the Borrowers shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (a) to any Indemnified Party that either
(A) on the date such Lender became an Indemnified Party hereunder, (I) was not entitled to submit a U.S. Internal Revenue Service form 1001 (relating to such Indemnified Party, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Party pursuant to this Agreement) and a U.S. Internal Revenue Service form 4224 (relating to all amounts to be received by such Indemnified Party pursuant to this Agreement) and (II) was not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to subsection (d) of this Section 2.20 and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Taxes, and provided, further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Borrowers from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Borrowers as a result of the failure of any of the Borrowers to comply with its obligations under clause
(ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 2.20. If any Indemnified Party receives a net credit or refund in respect of such Taxes or amounts so paid by the Borrowers, it shall promptly notify the Company of such net credit or refund and shall promptly pay such net credit or refund to the applicable Borrower, provided that the applicable Borrower agrees to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable is required to repay it.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or under the Notes or from the execution, delivery or performance of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Indemnified Party and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide to the Borrowers any form or certificate that it was required to provide pursuant to subsection
(d) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor.

                  (d) On or prior to the date on which each Indemnified Party organized under the laws of a jurisdiction outside the United States becomes an Indemnified Party hereunder, such Indemnified Party shall provide the Company with U.S. Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Company indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Party remains lawfully able to do so), each such Indemnified Party shall submit to the Company such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by any Borrower to such Indemnified Party and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes. Upon the request of any Borrower from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Company a certificate to the effect that it is such a United States person. If any

Indemnified Party determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company any form or certificate that such Indemnified Party is obligated to submit pursuant to this subsection (d), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Party shall promptly notify the Company of such fact.

                  (e) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.20 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                  (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and each Indemnified Party contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by any Borrower under this
Section 2.20 shall not be payable under Section 2.16.

                  SECTION 2.21 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.12, 2.16, 2.17, 2.18 or 2.20) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.22 Use of Proceeds. Proceeds of the Advances may be used for general corporate purposes of the respective Borrowers, provided that prior to the Merger, the proceeds of the Advances may only be used to purchase, pay, prepay, redeem or defease indebtedness of Tennessee and its Subsidiaries in connection with the Debt Realignment Plan and to pay fees, expenses and prepayment premiums incurred in connection with the Debt Realignment Plan.

                  SECTION 2.23 Extension of Stated Termination Date. (a) Not less than 60 days and not more than 90 days prior to the Stated Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Company may request an extension of such Stated Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit I, which the Administrative Agent shall promptly furnish to each Lender. Each Lender shall, not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect, notify such Borrower and the Administrative Agent of its election to extend or not extend the Stated Termination Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Stated Termination Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 30 days prior to the Stated Termination Date then in effect. If the Required Lenders shall approve in writing the extension of the Stated Termination Date requested in such Extension Request, the Stated Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this Section 2.23 shall be for a maximum of 364 days and (ii) the Commitment of any Lender which does not consent in writing, or which revokes its consent in accordance with the provisions of this Section 2.23, to such extension not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Stated Termination Date in effect on the date of such Extension Request (such Stated Termination Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Lender). If, not less than 30 days and not more than 60 days prior to the Stated Termination Date then in effect, the Required Lenders shall not approve in writing the extension of the Stated Termination Date requested in an Extension Request, the Stated Termination Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and the Company of any extension of the Stated Termination Date pursuant to this Section 2.23 and
(z) the Company and the Lenders of any Lender which becomes an Objecting Lender.

                  (b) Revolving Credit Advances owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before the date which is two years after such Commitment Expiration Date.

                  (c) The Borrowers shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Lender in accordance with Section 2.15, to prepay in full the Revolving Credit Advances of the Objecting Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.11, 2.12, 2.16, 2.17, 2.18, 2.20 and 9.4(b) and any accrued and unpaid facility fee or other amounts payable to it hereunder and/or, upon giving not less than three Business Days' notice to the Objecting Lenders and the Administrative Agent, to cancel the whole or part of the Commitments of the Objecting Lenders.

                  SECTION 2.24 Replacement of Lenders. If any Lender requests compensation under Sections 2.12, 2.16 or 2.17 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender defaults in its obligation to fund Advances hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.7), all its interests, rights and obligations under this Agreement (other than any outstanding CAF Advances held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances (other than CAF Advances), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.12 , 2.16 or 2.17 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.


                                   ARTICLE III

                     CONDITIONS OF EFFECTIVENESS AND LENDING

                  SECTION 3.1 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective when the following conditions precedent shall be satisfied (provided that such conditions must be satisfied on or before December 31, 1996) (the date upon which such conditions are satisfied, or satisfaction thereof has been waived by the Lenders in accordance with this Agreement, the "Effective Date"):

                  (a) the Administrative Agent and the CAF Advance Agent shall have (i) executed this Agreement, (ii) received a counterpart of this Agreement executed by each Lender, (iii) received this Agreement, executed and delivered by a duly authorized officer of Tennessee and each Subsidiary of Tennessee designated as Borrower as of the Effective Date, and (iv) received the EPNGC Guarantee executed and delivered by a duly authorized officer of EPNGC.

                  (b) the Lenders shall have received the then-current forms of the Transaction Documentation, the material terms and provisions of which shall be reasonably satisfactory to the Lenders;

                  (c) the Administrative Agent shall have received from the Company adequate information with respect to the legal and capital structure of Tennessee, EPNGC and their Subsidiaries after giving effect to the Spin-offs and the Merger (including, without limitation, certificates of incorporation, by laws and other organizational documents of the Company and EPNGC to be in effect after the Merger) and such legal and capital structure shall be reasonably satisfactory to the Lenders;

                  (d) the Lenders shall have received, at least five days prior to the Effective Date, such historical audited consolidated or combined financial statements for Tennessee, Tenneco Energy and EPNGC as are contained or incorporated by reference in the Joint Proxy Statement; and

                  (e) the Lenders shall have received such pro forma consolidated or combined balance sheets of each of EPNGC, Tennessee and Tenneco Energy as are contained or incorporated by reference in the Joint Proxy Statement and such balance sheets shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the financial condition of EPNGC, Tennessee and Tenneco Energy from that reflected in the financial statements delivered to the Lenders pursuant to paragraph (d) above (it being agreed that consummation of the Transaction and the related financings (as described in the Joint Proxy Statement and as contemplated under the Transaction Documentation), the incurrence of Project Financings, Indebtedness hereunder and Indebtedness under either of the EPNGC Facilities and changes to reflect the Merger (as required under purchase accounting rules in accordance with generally accepted accounting principles) shall not be deemed to give rise to a material adverse change).

         Each of the Administrative Agent, the CAF Advance Agent and each Lender by its execution and delivery hereof confirms that the conditions specified in paragraphs (b) through (e) above are satisfied as to it on and as of the date hereof.

                  SECTION 3.2 Conditions Precedent to Initial Advances. The agreement of each Lender to make the initial Advances to be made by it to the Borrowers hereunder (the date upon which the initial Advances occur, the "Closing Date") is subject to (a) the satisfaction of the following conditions precedent:

                      (i)  the Effective Date shall have occurred;

                     (ii) the Lenders, the Administrative Agent and Chase Securities Inc. shall have received all fees and expenses required to be paid by Tennessee in connection herewith on or before the Closing Date;

                    (iii) all material governmental and material third party approvals (or arrangements reasonably satisfactory to the Lenders in lieu of such approvals) necessary in connection with the Transaction (including the Merger), this Agreement and the continuing operations of Tennessee and its Subsidiaries as Subsidiaries of EPNGC shall have been obtained and be in full force and effect in all material respects and all applicable waiting periods shall have expired without any action being taken or overtly threatened by any competent governmental authority which would restrain, prevent or otherwise impose material adverse conditions on the Transaction or the financing thereof;

                     (iv) except as set forth on Schedule III, no litigation, injunction or restraining order shall be entered or overtly threatened which in the reasonable opinion of the Lenders (taking into account the exhaustion of all appeals) would reasonably be expected to have a Material Adverse Effect;

                      (v) since the Effective Date there shall not have occurred any change or development or event (other than those involving gas supply realignment or related regulatory matters) that in the reasonable opinion of the Lenders would reasonably be expected to have a Material Adverse Effect; and

                     (vi) the terms and conditions of any Indebtedness of Tennessee and its Subsidiaries which is to remain outstanding after the Closing Date and be an obligation of Tennessee or any of its Subsidiaries after the Closing Date (giving effect to the Debt Realignment Plan, the Spin-offs and the Merger) shall not in the aggregate be materially more costly or otherwise materially more onerous on Tennessee than the terms and conditions of such Indebtedness immediately prior to the consummation of the Debt Realignment Plan, the Spin-offs and the Merger;

and (b) receipt by the Administrative Agent of the following in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                      (i) a certificate from the President, Chief Financial Officer or Treasurer of Tennessee certifying that, to the best of his knowledge after due inquiry, (a) all material conditions to the Debt Realignment Plan, the Spin-offs (other than the consummation of the Debt Realignment Plan) and the Merger (other than consummation of the Debt Realignment Plan and the Spin-offs) have been satisfied in accordance with the terms of the Transaction Documentation, (b) the Transaction is being closed substantially in accordance with the Transaction Documentation and (c) no material amendment or modification (including, without limitation, waivers) to a material condition to the Merger has been made since the Effective Date without the approval of the Lenders (which approval shall not be unreasonably withheld);

                     (ii) a certificate from the President or Chief Financial Officer or Treasurer of Tennessee certifying that Tennessee has received the IRS Ruling Letter, and that the contents of the IRS Ruling Letter are consistent in all material respects with Tennessee's request to the IRS for the IRS Ruling Letter and the form of tax opinion attached as an exhibit to the Merger Agreement;

                    (iii) evidence reasonably satisfactory to it that (A) Tennessee's existing $1.6 billion credit facility, dated as of November 15, 1994, shall be terminated concurrently with the making of any initial Advances and that all amounts owing thereunder have been satisfied and (B) each of the EPNGC Facilities is in full force and effect.

                     (iv) certified copies of the resolutions of the Board of Directors of Tennessee approving the borrowings contemplated hereby and authorizing the execution of this Agreement and the Notes, and of all documents evidencing other necessary corporate action of Tennessee and material governmental approvals to the Company, if any, with respect to this Agreement and the Notes;

                      (v) a certificate of the Secretary or an Assistant Secretary of Tennessee certifying the names and true signatures of the officers of Tennessee authorized to sign this Agreement and the other documents to be delivered by it hereunder;

                     (vi) a favorable opinion of the General Counsel of Tennessee (or, alternatively, of Jenner & Block, counsel to Tennessee), in substantially the form of Exhibit J;

                    (vii) a favorable opinion of Jones, Day, Reavis & Pogue, New York counsel to Tennessee and EPNGC, in substantially the form of Exhibit K;

                   (viii) certified copies of the resolutions of the Board of Directors of EPNGC approving the EPNGC Guarantee and authorizing the execution and delivery thereof, and the execution and delivery of all documents evidencing other necessary corporate action of EPNGC and governmental approvals to EPNGC, if any, with respect to the EPNGC Guarantee;

                     (ix) a certificate of the Secretary or an Assistant Secretary of EPNGC certifying the names and true signatures of the officers of EPNGC authorized to sign the EPNGC Guarantee and the other documents to be delivered by it thereunder;

                      (x) a favorable opinion of the General Counsel or Associate General Counsel of EPNGC and/or special Delaware counsel for EPNGC, in substantially the form of Exhibit L;

                     (xi) a letter from the Process Agent, in substantially the form of Exhibit G, hereto, agreeing to act as Process Agent for the Company and EPNGC and to forward forthwith all process received by it to the Company.

Anything in this Agreement to the contrary notwithstanding, if all of the conditions to initial Advances specified in this Section 3.2 shall not have been fulfilled on or before June 30, 1997, (i) Tennessee shall on such date pay all accrued and unpaid fees pursuant to Section 2.8 and (ii) this Agreement, and all of the obligations of the Borrowers, the Lenders, the Administrative Agent and the CAF Advance Agent hereunder, shall be terminated on and as of 5:00 P.M. (New York City time) on June 30, 1997; provided, however, that as soon as the Administrative Agent determines that all of the conditions to make initial Advances under this Agreement specified in this Section 3.2 shall have been fulfilled on or before June 30, 1997, the Administrative Agent shall furnish written notice to Tennessee, EPNGC, the "Administrative Agent" under the EPNGC Facilities and the Lenders to the effect that it has so determined, and such notice by the Administrative Agent shall constitute conclusive evidence that the conditions specified in this Section 3.2 have been fulfilled. Notwithstanding the foregoing, the obligations of the Borrower to pay fees pursuant to Section
2.8 as well as all obligations pursuant to Section 9.4 shall survive the termination of the Agreement.

                  SECTION 3.3 Conditions Precedent to Initial Advances to Any Borrowing Subsidiary or Holding. The agreement of each Lender to make the initial Advances to be made by it to any Borrowing Subsidiary or Holding is further subject to the Administrative Agent receiving the following, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (a) A Joinder Agreement executed and delivered by such Borrowing Subsidiary or Holding, as the case may be, conforming to the requirements hereof.

                  (b) Notes, dated the date such Borrowing Subsidiary or Holding, as the case may be, executes and delivers its Joinder Agreement, made by such Borrowing Subsidiary or Holding, as the case may be, to the order of each Lender requesting a Note, respectively.

                  (c) A certificate of the Secretary or an Assistant Secretary of such Borrowing Subsidiary or Holding, as the case may be, certifying the names and true signature of the officers of such Borrowing Subsidiary or Holding, as the case may be, authorized to sign the Joinder Agreement and the other documents to be delivered by it hereunder.

                  (d) A favorable opinion of the General Counsel or Associate General Counsel of Tennessee or Holding, as the case may be, given upon the express instructions of Tennessee or Holding, as the case may be, in substantially the form of Exhibit M hereto, and as to such other matters as any Lender through the Administrative Agent may reasonably request, with such assumptions, qualifications and exceptions as the Administrative Agent may approve.

                  (e) A favorable opinion of Jones, Day, Reavis & Pogue or other New York counsel to the Company reasonably satisfactory to the Administrative Agent, in substantially the form of Exhibit N hereto, and as to such other matters as any Lender through the Administrative Agent may reasonably request, with such assumptions, qualifications and exceptions as the Administrative Agent may approve.

                  (f) A letter from the Process Agent, in substantially the form of Exhibit G hereto, agreeing to act as Process Agent for such Borrowing Subsidiary or Holding, as the case may be, and to forward forthwith all process received by it to such Borrowing Subsidiary or Holding, as the case may be.

                  SECTION 3.4 Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance (including the initial Advance, but excluding any continuation or Conversion of an Advance) on the occasion of any Borrowing shall be subject to the conditions precedent that on the date of such Borrowing this Agreement shall have become effective pursuant to Section 3.1 and, before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, the following statements shall be true and correct, and the giving by the applicable Borrower or the Company on such Borrower's behalf of the applicable Notice of Borrowing and the acceptance by the applicable Borrower of the proceeds of such Borrowing shall constitute its representation and warranty that on and as of the date of such Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                (i) each representation and warranty contained in Section 4.1 is correct in all material respects as though made on and as of such date; and

               (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1 Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Each of the Company and each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Principal Subsidiary and each Restricted Affiliate is duly incorporated, validly existing and in good standing in the jurisdiction of its incorporation. The Company, each Borrower, each Principal Subsidiary and each Restricted Affiliate possess all corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  (b) The execution, delivery and performance by (i) each Borrower of this Agreement, each Joinder Agreement, if any, to which it is a party and its Notes (as applicable) and (ii) each Restricted Affiliate of its Restricted Affiliate Guaranty are within such Borrower's or Restricted Affiliate's, as the case may be, corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) such Borrower's or Restricted Affiliate's, as the case may be, charter or by-laws or (B) any law or any material contractual restriction binding on or affecting such Borrower or Restricted Affiliate, as the case may be.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by (i) such Borrower of this Agreement, each Joinder Agreement, if any, to which it is a party or its Notes (as applicable) or (ii) any Restricted Affiliate of its Restricted Affiliate Guaranty, except filings necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with ongoing obligations of such Borrower under Section 5.1(a) and (b).

                  (d) This Agreement constitutes, its Notes and each Joinder Agreement, if any, to which it is a party (as applicable) when delivered hereunder shall constitute and its Restricted Affiliate Guaranty when delivered hereunder shall constitute, the legal, valid and binding obligations of each Borrower or Restricted Affiliate, as the case may be, enforceable against such Borrower or Restricted Affiliate, as the case may be, in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) The consolidated balance sheet of Tennessee and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows of Tennessee and its consolidated Subsidiaries for the fiscal year then ended, reported on by Arthur Andersen LLP, independent public accountants, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, fairly present the consolidated financial condition of Tennessee and its consolidated Subsidiaries as at such date and the consolidated results of the operations of Tennessee and its consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in such condition or operations. The unaudited consolidated balance sheet of Tennessee and its consolidated Subsidiaries as of June 30, 1996, and the related consolidated statements of income and cash flows of Tennessee and its consolidated Subsidiaries for the six months then ended, certified by the chief financial officer of Tennessee, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, fairly present the consolidated results of operations of Tennessee and its consolidated Subsidiaries for the three months then ended, all in accordance with generally accepted accounting principles consistently applied (except as approved by the chief financial officer of Tennessee and as disclosed therein) and subject to normal year-end audit adjustments. As of the date hereof, none of Tennessee or its Subsidiaries has any material obligation of the nature required by generally accepted accounting principles to be reflected in financial statements, contingent or otherwise, which is not reflected in such financial statements.

                  (f) The combined balance sheets of the business of Tenneco Energy as of December 31, 1995 and 1994, and the related combined statements of income, cash flows and changes in combined equity for each of the three years in the period ended December 31, 1995 reported on by Arthur Andersen LLP, independent public accountants, copies of which have been furnished to the Administrative Agent and the Lenders prior to the date hereof, fairly present the combined financial position of the business of Tenneco Energy as of December 31, 1995 and 1994 and the results of its combined operations for each of the three years in the period ended December 31, 1995 in accordance with generally accepted accounting principles consistently applied, and since December 31, 1995, there has been no material adverse change in such condition or operations. As of the date hereof, none of Tennessee or its Subsidiaries has any material obligation of the nature required by generally accepted accounting principles to be reflected in financial statements, contingent or otherwise, which is not reflected in such financial statements.

                  (g) The unaudited pro forma combined balance sheet of EPNGC and Tenneco Energy as at June 30, 1996 and the related unaudited pro forma combined statements of income of EPNGC and Tenneco Energy for the six-month period ended June 30, 1996 set forth in the Joint Proxy Statement, copies of which have been delivered to the Lenders were prepared from financial statements referred to in Section 4.1(f), which were prepared in accordance with generally accepted accounting principles, are complete and correct in all material respects and have been prepared on the basis described therein and show the combined financial position and results of operations of EPNGC and Tennessee as if the Transaction had occurred, in the case of the combined balance sheet, on June 30, 1996, and in the case of combined statements of income, as of January 1, 1995.

                  (h) Annexed hereto as Schedule IV is a correct and complete list as of the date hereof of all Subsidiaries of Tennessee that will be part of Tenneco Energy after giving effect to the Transaction showing, as to each such Subsidiary, its name, the jurisdiction of its incorporation and the ownership of the capital stock of such Subsidiary.

                  (i) Each of the Company, Tennessee and their respective Subsidiaries is in compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

                  (j) There is no action, suit or proceeding pending, or to the knowledge of any Borrower threatened, against or involving the Company, any Principal Subsidiary or any Restricted Affiliate in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Notes, or, except as set forth in Schedule III, would have a Material Adverse Effect.

                  (k) The Company, Tennessee, each Principal Subsidiary and each Restricted Affiliate have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by the Company, Tennessee, the appropriate Subsidiary or the appropriate Restricted Affiliate.

                  (l) The Company, Tennessee, each Principal Subsidiary and each Restricted Affiliate have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of the Company, Tennessee, such Subsidiary or such Restricted Affiliate as presently conducted or which are permitted by Section 5.2(a), and except that no representation or warranty is being made with respect to Margin Stock.

                  (m) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 7.1(g).

                  (n) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of the Company.

                  (o) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant's report with respect to such Plan has been prepared, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                  (p) None of the Company, Tennessee or any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer

         Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of the Company.

                  (q) None of the Company, Tennessee or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, insolvent or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization, insolvency or termination would be the occurrence of an Event of Default under
         Section 7.1(i).

                  (r) The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to extend credit to others (other than to any Subsidiary of Tennessee) for the purpose of purchasing or carrying Margin Stock.

                  (s) No Borrower is an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (t) No Borrower is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (u) The borrowings by the Borrowers under this Agreement and the Notes and the applications of the proceeds thereof as provided herein will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

All representations and warranties made by the Borrowers herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to the Lenders of this Agreement and the Notes.


                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.1 Affirmative Covenants. Commencing with the Closing Date, so long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and, in the case of the Company, cause each Principal Subsidiary and each Restricted Affiliate to preserve and maintain, its corporate existence, rights (charter and statutory) and material franchises, except as otherwise permitted by
         Section 5.2(d) or 5.2(e).

                  (b) Compliance with Laws, Etc. Comply, and, in the case of the Company, cause each Principal Subsidiary and each Restricted Affiliate to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                  (c) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, any of its Subsidiaries and any Restricted Affiliate, and to discuss the affairs, finances and accounts of the Company, any of its Subsidiaries and any Restricted Affiliate with any of their officers and with their independent certified public accountants.

                  (d) Books and Records. Keep, and, in the case of the Company, cause each of its Subsidiaries and each Restricted Affiliate to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of the Company, each of its Subsidiaries and each Restricted Affiliate, as applicable, in accordance with generally accepted accounting principles either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Administrative Agent and shall have been consented to by the accountants which (as required by Section 5.3(b)) report on the financial statements of the Company and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred.

                  (e) Maintenance of Properties, Etc. Maintain and preserve, and, in the case of the Company, cause each Principal Subsidiary and each Restricted Affiliate to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                  (f) Consummation of Transaction. Take all such action as is necessary so that (i) on the Closing Date, the Debt Realignment Plan and the Spin-offs are consummated in accordance with the Transaction Documentation without any material amendment or modification to the material terms of the Merger Agreement being required except as approved by the Lenders (which approval shall not be unreasonably withheld) and (ii) within one Business Day after the Closing Date, the Company shall effect the Merger and deliver to the Administrative Agent a certificate from an officer of the Company certifying that the Debt Realignment Plan, the Spin-offs and the Merger have been consummated in accordance with the material terms and conditions contained in the Merger Agreement, the Distribution Agreement and related documents and that the Merger Agreement and related documents have not been amended, supplemented, waived or otherwise modified in any material respect since the Effective Date without the approval of the Lenders (which approval shall not be unreasonably withheld).

                  (g) Maintenance of Insurance. Maintain, and, in the case of the Company, cause each Principal Subsidiary and each Restricted Affiliate to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company, such Subsidiary or such Restricted Affiliate operates.

                  (h) Holding. Once Holding is formed, cause (i) Holding to execute and deliver a guaranty (in form and substance substantially identical to the EPNGC Guarantee) (the "Holding Guarantee") in favor of the Administrative Agent, for the ratable benefit of the Lenders, guaranteeing the prompt and complete payment by each Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such Borrower and (ii) the delivery to the Administrative Agent of legal opinions from the General Counsel or the Associate General Counsel of Holding and from New York counsel to Holding reasonably acceptable to the Administrative Agent, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (i) Merger. Cause the Administrative Agent to receive, with sufficient copies for each Lender, legal opinions reasonably satisfactory to the Administrative Agent of counsel of EPNGC and Tennessee reasonably satisfactory to the Administrative Agent containing opinions substantially in the form of Exhibit O, with customary assumptions, qualifications and exceptions.

                  SECTION 5.2 Negative Covenants. Commencing with the Closing Date and so long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will not, unless the Majority Lenders shall otherwise consent in writing:

                  (a) Liens, Etc. (i) Create, assume or suffer to exist, or, in the case of the Company, permit any Principal Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of the capital stock of Tennessee (so long as it is a Subsidiary of EPNGC or Holding) or any Principal Subsidiary whether now owned or hereafter acquired, or (ii) create or assume, or, in the case of the Company, permit any Principal Subsidiary or any Restricted Affiliate to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of the Company and its consolidated Subsidiaries taken as a whole securing the payment of Indebtedness and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guarantee will be excluded to the extent the Indebtedness Guaranteed thereby is included in computing such aggregate amount)) exceeding $100,000,000; provided, however, that this subsection (a) shall not apply to:

                           (A) Liens on the stock or assets of any Project
                  Financing Subsidiary or any Restricted Affiliate (or any partnership, member or other equity interest in or assets of any partnership, limited liability company or other entity of which the Project Financing Subsidiary is a partner, member or other equity participant) securing the payment of a Project Financing and related obligations;

                           (B) Liens on assets acquired by the Company, any of
                  its Subsidiaries or any Restricted Affiliate after February 11, 1992 to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of the Company in contemplation of such acquisition;

                           (C) Liens created by any Alternate Program or any
                  document executed by any Borrower or any Restricted Affiliate in connection therewith;

                           (D)  Liens on Margin Stock; and

                           (E) Liens for taxes, assessments or governmental
                  charges or levies not yet overdue.

                  (b) Consolidated Debt and Guarantees to Capitalization. (i) Permit on and after the effectiveness of the Merger the ratio of (A) the sum of (1) the aggregate amount of consolidated Debt of EPNGC and its consolidated Subsidiaries and all Restricted Affiliates and their consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) plus (2) the aggregate amount of consolidated Guaranties of EPNGC and its consolidated Subsidiaries and all Restricted Affiliates and their consolidated Subsidiaries (without duplication of amount under this clause (A) and determined as to all of the foregoing entities on a consolidated basis) to (B) Capitalization of EPNGC and all Restricted Affiliates (without duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed .7 to 1; and (ii) from and after the date that Holding becomes a Borrower hereunder, permit the ratio of (A) the sum of (1) the aggregate amount of consolidated Debt of Holding and its consolidated Subsidiaries plus (2) the aggregate amount of consolidated Guaranties of Holding and its consolidated Subsidiaries to (B) Capitalization of Holding to exceed .7 to 1.

                  (c) Debt, Etc. In the case of the Company, permit any of its consolidated Subsidiaries to create or suffer to exist any Debt, any Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Guaranties and letter of credit reimbursement obligations of the Company's consolidated Subsidiaries (other than any Project Financing) determined on a consolidated basis would exceed $150,000,000; provided, however, that the following Debt, Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this paragraph (c): (A) Debt, Guaranties or reimbursement obligations incurred by (x) Mojave or (y) so long as it is a Borrower, EPNGC, (B) Debt, Guaranties or reimbursement obligations arising under this Agreement or the EPNGC Facilities, (C) Debt, Guaranties or reimbursement obligations incurred by El Paso Field Services Company up to an amount not to exceed at any time outstanding the tangible net worth of El Paso Field Services Company, provided that such Debt may be guaranteed by the Company, (D) Excluded Acquisition Debt and (E) successive extensions, refinancings or replacements (at the same Subsidiary or at any other consolidated Subsidiary of the Company) of Debt, Guaranties or reimbursement obligations (or commitments in respect thereof) referred to in clauses (A), (B) and (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced (or the amount of commitments in respect thereof).

                  (d) Sale, Etc. of Assets. Sell, lease or otherwise transfer, or, in the case of the Company, permit any Principal Subsidiary to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting a material portion of the consolidated assets of the Company and its Principal Subsidiaries taken as a whole, provided that provisions of this subsection (d) shall not apply to:

                                 (i) any sale of the San Juan Basin Gathering
                  System and related facilities in accordance with the procedures set forth in the Master Separation Agreement dated as of January 15, 1992 between EPNGC, Meridian Oil Holding Inc., a Delaware corporation, and Burlington;

                                (ii) the Spin-Offs;

                               (iii) any sale of receivables and related rights
                  pursuant to any Alternate Program;

                                (iv) any Project Financing Subsidiary and the
                  assets thereof;

                                 (v) sales, leases or other transfers of assets
                  or capital stock of any Subsidiary of the Company other than any Principal Subsidiary;

                                (vi) any sale of Margin Stock;

                               (vii) any sale of up to 20% of the equity of El
                  Paso Field Services Company in an initial public offering of such corporation's equity securities;

                              (viii) any sale, lease or other transfer to the
                  Company or any Principal Subsidiary, or to any corporation which after giving effect to such transfer will become and be either (A) a Principal Subsidiary in which the Company's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or (B) a directly or indirectly wholly-owned Principal Subsidiary;

                                (ix) any transfer permitted by Section 5.2(e);
                  and

                                 (x) any transfer to Holding or any of its
                  Subsidiaries of any stock or assets other than FERC regulated assets (or stock or any other equity interest in an entity owning FERC regulated assets) used in the mainline gas transmission business; provided that (A) no Event of Default, or event that with the giving of notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing before and after giving effect to such transfer and (B) no Borrower may be so transferred unless Holding is also a Borrower.

                  (e) Mergers, Etc. Merge or consolidate with any person, or permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) the Transactions (including the Merger) are expressly permitted hereunder, (ii) any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor corporation is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) the Company, provided that (A) if such Principal Subsidiary merges or consolidates with (or liquidates into) the Company, the Company shall be the continuing or surviving corporation and (B) if any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary of the Company, one of such Subsidiaries is the surviving corporation and, if either such Subsidiary is not wholly-owned by the Company, such merger or consolidation is on an arm's length basis, and
         (iii) the Company or any Principal Subsidiary may merge or consolidate with any other corporation (that is, in addition to the Company or any Principal Subsidiary of the Company), provided that (A) if the Company merges or consolidates with any such other corporation, the Company is the surviving corporation, (B) if any Principal Subsidiary merges or consolidates with any such other corporation, the surviving corporation is a wholly-owned Principal Subsidiary of the Company, and (C) if either the Company or any Principal Subsidiary merges or consolidates with any such other corporation, after giving effect to such merger or consolidation no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

                  (f) Tennessee Indebtedness Pending the Merger. In the case of Tennessee, create, assume or suffer to exist any Debt or any Guaranty or any reimbursement obligation with respect to any letter of credit from the Closing Date through the Merger except for Debt incurred pursuant to the Advances.

                  SECTION 5.3 Reporting Requirements. Commencing with the Closing Date, so long as any amount payable by any Borrower hereunder or under any Note shall remain unpaid or any Lender shall have any Commitment hereunder, Tennessee will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

                  (a) as soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of each of Tennessee, EPNGC and, following its formation, Holding, a consolidated balance sheet of each of Tennessee, EPNGC and, following its formation, Holding and its respective consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of each of Tennessee, EPNGC and, following its formation, Holding and its respective consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of Tennessee, EPNGC and, following its formation, Holding, as the case may be, and with respect to the Company accompanied by a certificate of such officer of the Company stating (i) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections (b) and (c) of Section 5.2, and (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (b) as soon as publicly available and in any event within 120 days after the end of each fiscal year of each of Tennessee, EPNGC and, following its formation, Holding, a copy of the annual report for such year for each of Tennessee, EPNGC and, following its formation, Holding and its respective consolidated Subsidiaries containing financial statements for such year reported by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) with respect to the Company a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default;

                  (c) within 120 days after the close of each of the Company's fiscal years, a certificate of the chief financial officer, controller or treasurer of the Company stating

         (i) whether or not he has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the requirements set forth in subsections
         (b) and (c) of Section 5.2 and (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of the Company showing the extent of its direct and indirect holdings of their stocks;

                  (d) promptly after the sending or filing thereof, copies of all publicly available reports which the Company, EPNGC, any Principal Subsidiary or any Restricted Affiliate sends to any of its security holders and copies of all publicly available reports and registration statements which the Company, EPNGC, any Principal Subsidiary or any Restricted Affiliate files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (e) within 10 days after sending or filing thereof, a copy of FERC Form No. 2: Annual Report of Major Natural Gas Companies, sent or filed by the Company or EPNGC to or with the FERC with respect to each fiscal year of the Company;

                  (f) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving the Company, any Principal Subsidiary or any Restricted Affiliate, except any litigation or proceeding which in the reasonable judgment of the Company (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole;

                  (g) within three Business Days after an executive officer of the Company obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of the Company of the steps being taken by the Company or the appropriate Subsidiary to cure the effect of such event;

                  (h) as soon as practicable and in any event (i) within 30 days after the Company or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after the Company or any ERISA Affiliate knows or has reason to know that any other Termination Event has occurred, a statement of the chief financial officer or treasurer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                  (i) promptly and in any event within two Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice received by the Company or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (k) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

                  (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of the Company or any Subsidiary of the Company as any Lender through the Administrative Agent may from time to time reasonably request.

                  Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this Section 5.3 shall contain comparative financial information which conforms to the presentation required in Form 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                  SECTION 5.4 Restrictions on Material Subsidiaries. Upon Holding becoming a Borrower hereunder, Holding will not, and will not permit any Material Subsidiary, to enter into any agreement or understanding pursuant to which (a) any non-equity interest claim Holding may have against any Material Subsidiary would be subordinate in any manner to the payment of any other obligation of such Material Subsidiary (other than waivers or subordination of subrogation, contribution or similar rights under Guaranties and similar agreements) or (b) by its terms limits or restricts the ability of such Material Subsidiary to make funds available to Holding (whether by dividend or other distribution, by replacement of any inter-company advance or otherwise) if, in any such case referred to in this Section 5.4, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings, considered together, would materially and adversely affect the ability of Holding to meet its obligations as they become due.


                                   ARTICLE VI

                                   GUARANTEES

                  SECTION 6.1 Guarantees. (a) Subject to the provisions of
Section 6.1(b), each Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by each other Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations owing by such other Borrower.

                  (b) Anything in this Article VI to the contrary notwithstanding, the maximum liability of each Borrower (other than a Borrower which is guaranteeing the Obligations of its Subsidiaries) under this Article VI shall in no event exceed the amount which can be guaranteed by such Borrowing Subsidiary under applicable federal and state laws relating to the insolvency of debtors.

                  (c) Each Borrower agrees that the Obligations owing by any other Borrower may at any time and from time to time exceed the amount of the liability of such other Borrower under this Article VI without impairing the guarantee of such Borrower under this Article VI or affecting the rights and remedies of the Administrative Agent or any Lender under this Article VI.

                  (d) No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrowers under this Article VI which shall, notwithstanding any such payment or payments, continue until the Obligations are paid in full and the Commitments are terminated.

                  (e) Each Borrower agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Article VI, it will notify the Administrative Agent in writing that such payment is made under this Article VI for such purpose.

                  SECTION 6.2 No Subrogation. Notwithstanding any payment or payments made by any Borrower under this Article VI or any set-off or application of funds of such Borrower by the Administrative Agent or any Lender, such Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any other Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall such Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the other Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  SECTION 6.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Borrower shall remain obligated under this Article VI notwithstanding that, without any reservation of rights against such Borrower, and without notice to or further assent by such Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any Notes and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the applicable Borrowing Subsidiaries or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the other Borrowers or any such other guarantor or any release of the other Borrowers or such other guarantor shall not relieve such Borrower of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against such Borrower for the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  SECTION 6.4 Guarantee Absolute and Unconditional. Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between any Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrowers with respect to the Obligations. The guarantee contained in this Article VI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Agreement, any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of the Borrowers under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any other Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve any Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Borrower. The guarantees contained in this Article VI shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Borrower and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Borrowers under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrowers may be free from any Obligations.

                  SECTION 6.5 Reinstatement. The provisions of this Article VI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.1 Event of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower shall fail to pay any installment of principal of any of its Advances or Notes when due, or any interest on any of its Advances or Notes or any other amount payable by it hereunder within five Business Days after the same shall be due; or

                  (b) Any representation or warranty made or deemed made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or by any Lender with a copy to the Administrative Agent; provided that any failure to consummate the Transaction in accordance with Section 5.1(f) shall be an immediate Event of Default; or

                  (d) Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate shall fail to pay any Debt or Guaranty (excluding Debt incurred pursuant hereto) of Tennessee, Holding, EPNGC, such Principal Subsidiary or such Restricted Affiliate (as the case may be) in an aggregate principal amount of $100,000,000 or more, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, as a result of either (i) any default under any agreement or instrument relating to any such Debt or (ii) the occurrence of any other event (other than an issuance, sale or other disposition of stock or other assets, or an incurrence or issuance of Indebtedness or other obligations, giving rise to a repayment or prepayment obligation in respect of such Debt) the effect of which would otherwise be to accelerate or to permit the acceleration of the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt or Guaranty referred to in this subsection (d) (or in the case of any such Guaranty, relating to any obligations Guaranteed thereby), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds of such sale, pledge or disposal, would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt or obligations extended pursuant thereto, or payment pursuant to any Guaranty, and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration or nonpayment under such Guaranty, or the provisions thereof relating thereto, this Agreement or any Advance hereunder would otherwise be subject to the margin requirements or any other restriction under Regulation U issued by the Board of Governors of the Federal Reserve System, then such breach, default, event of default or acceleration, or nonpayment under any Guaranty, shall not constitute a default or Event of Default under this subsection (d); or

                  (e)(i) Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or (iv) Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order of any court for the payment of money in excess of $50,000,000 shall be rendered against Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or of enforcement proceedings (other than those referred to in the parenthesis in clause
         (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                  (g) (i) Any Termination Event with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, such Termination Event shall still exist; or (ii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or (iii) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, or is insolvent or is being terminated, within the meaning of Title IV of ERISA; or (iv) any Person shall engage in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would result in an aggregate liability of the Company or any ERISA Affiliate that would exceed 10% of the Net Worth of the Company.

                  (h) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of Tennessee, EPNGC or Holding in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) other than Burlington, Tennessee, EPNGC or Holding, a Subsidiary of Tennessee, EPNGC or Holding or any employee benefit plan maintained for employees of Tennessee, EPNGC or Holding and/or any of their respective Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of Tennessee, EPNGC or Holding entitled to vote in elections for directors of Tennessee, EPNGC or Holding and (ii) at any time before the later of (A) six months after the completion of such tender offer and (B) the next annual meeting of the shareholders of Tennessee, EPNGC or Holding following the completion of such tender offer more than half of the directors of Tennessee, EPNGC or Holding consists of individuals who (1) were not directors before the completion of such tender offer and (2) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                  (i) Any event of default shall occur under any agreement or instrument relating to or evidencing any Debt now or hereafter existing of Tennessee, Holding (after the formation thereof), EPNGC, any Principal Subsidiary or any Restricted Affiliate as the result of any change of control of Tennessee, Holding (after the formation thereof), EPNGC, such Principal Subsidiary or such Restricted Affiliate; or

                  (j) Any of (i) the guarantees contained in Article VI, (ii) the Restricted Affiliate Guarantees, (iii) the Holding Guarantee or
         (iv) the EPNGC Guarantee shall cease, for any reason, to be in full force and effect or any Borrower, any Restricted Affiliate, Holding or EPNGC shall so assert;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that if an Event of Default under subsection (e) of this Section 7.1 (except under clause (i)(A) thereof) shall occur, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.


                                  ARTICLE VIII

               THE ADMINISTRATIVE AGENT AND THE CAF ADVANCE AGENT

                  SECTION 8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent and the CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the CAF Advance Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement or collection of the Notes), the Administrative Agent and the CAF Advance Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent and the CAF Advance Agent shall not be required to take any action which exposes the Administrative Agent or the CAF Advance Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent and the CAF Advance Agent agree to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

                  SECTION 8.2 Administrative Agent's and CAF Advance Agent's Reliance, Etc. None of the Administrative Agent, the CAF Advance Agent or any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the CAF Advance Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an

Eligible Assignee, as assignee, as provided in Section 9.7; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.3 Chase and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the CAF Advance Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any of its Subsidiaries, all as if Chase were not the Administrative Agent or the CAF Advance Agent and without any duty to account therefor to the other Lenders.

                  SECTION 8.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender and based on the financial statements referred to in Section 4.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the CAF Advance Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.5 Indemnification. The Lenders agree to indemnify the Administrative Agent and the CAF Advance Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Advances then outstanding by each of them (or if no Advances are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their aggregate Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or the CAF Advance Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or the CAF Advance Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the CAF Advance Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and the CAF Advance Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent or the CAF Advance Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or the CAF Advance Agent is not reimbursed for such expenses by the Borrowers.

                  SECTION 8.6 Successor Administrative Agent and CAF Advance Agent. The Administrative Agent and the CAF Advance Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent or the CAF Advance Agent. If no successor Administrative Agent or CAF Advance Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or the CAF Advance Agent giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent or CAF Advance Agent, then such retiring Administrative Agent or CAF Advance Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or CAF Advance Agent, which shall be a Lender and a commercial bank organized, or authorized to conduct a banking business, under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent or CAF Advance Agent hereunder by a successor Administrative Agent or CAF Advance Agent, such successor Administrative Agent or CAF Advance Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or CAF Advance Agent, and the retiring Administrative Agent or CAF Advance Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or CAF Advance Agent's resignation or removal hereunder as Administrative Agent or CAF Advance Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or CAF Advance Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 Amendments, Etc. An amendment or waiver of any provision of this Agreement or the Notes, or a consent to any departure by any Borrower therefrom, shall be effective against the Lenders and all holders of the Notes if, but only if, it shall be in writing and signed by the Majority Lenders, and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Lenders, be effective to: (a) waive any of the conditions specified in Article III, (b) increase or extend the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, any Advance or the Notes or any facility fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the any Advance or the Notes or any facility fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of any Advance or the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, (f) amend this Section 9.1,
(g) amend, waive or consent to any departure of any provision in Article VI or
(h) except as provided below, release any Borrower or Holding or EPNGC or any Restricted Affiliate from its guarantee in Article VI, the Holding Guarantee or the EPNGC Guarantee or any Restricted Affiliate Guarantee, as the case may be; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the CAF Advance Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent or the CAF Advance Agent under this Agreement or any Note; provided, still further, that the guarantee of a Borrower under
Article VI and of a Restricted Affiliate under its Restricted Affiliate Guarantee shall be released automatically upon (i) the sale by the Company of such Borrower or Restricted Affiliate, provided that such sale is permitted under this Agreement, or (ii) such Borrower or Restricted Affiliate ceasing to be a Borrower or a Restricted Affiliate hereunder.

                  SECTION 9.2 Notices, Etc. Except as otherwise provided in
Section 2.2(a), 2.5(d) or 2.15(b), all notices and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to any Borrower, c/o the Company at 1 Paul Kayser Center, 100 North Stanton Street, El Paso, Texas 79901,
Attention: Executive Vice President and Chief Financial Officer, Telecopier:
(915) 541-5008; if to any Lender, at its address set forth under its name on
Schedule I; if to the Administrative Agent, at 270 Park Avenue, New York, New York 10017, Attention: John Gehebe, Telecopier: (212) 270-4892; and if to the CAF Advance Agent, at 140 East 45th Street, New York, New York 10017, Attention:
Terri Reilly, Telecopier: (212) 622-0003, Telephone: (212) 622-8779; or, as to each party and each Borrowing Subsidiary, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. A notice received by the Administrative Agent, the CAF Advance Agent or a Lender by telephone pursuant to Section 2.2(a), 2.5(d) or 2.15(b) shall be effective if the Administrative Agent or Lender believes in good faith that it was given by an authorized representative of the applicable Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

                  SECTION 9.3 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent or the CAF Advance Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.4 Costs and Expenses; Indemnity. (a) Each Borrower agrees to pay on demand (to the extent not reimbursed by any other Borrower) (i) all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder and the fulfillment or attempted fulfillment of conditions precedent hereunder, (ii) all reasonable costs and expenses incurred by the Administrative Agent and its Affiliates in initially syndicating all or any portion of the Commitments hereunder, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent or its Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, incurred by the Administrative Agent, the CAF Advance Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel.

                  (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or CAF Advance is made by any Borrower to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.15 or a Conversion pursuant to Section 2.13(f) or Section 2.14 or due to acceleration of the maturity of the Advances and the Notes pursuant to Section 7.1 or due to any other reason attributable to such Borrower, or if any Borrower shall fail to make a borrowing of Eurodollar Rate Advances or CAF Advances after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, Conversion or failure to borrow, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (c) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, the CAF Advance Agent and each Lender (to the extent not reimbursed by any other Borrower) from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the CAF Advance Agent or such Lender in connection with or arising out of any investigation, litigation, or proceeding (whether or not the Administrative Agent, the CAF Advance Agent or such Lender is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Advances by any Borrower (excluding any claims, damages, liabilities or expenses incurred by reason of the gross negligence or willful misconduct of the party to be indemnified or its employees or agents, or by reason of any use or disclosure of information relating to any such acquisition or use or proposed use of the proceeds by the party to be indemnified or its employees or agents).

                  SECTION 9.5 Right of Set-Off. Upon the declaration of the Advances and the Notes as due and payable pursuant to the provisions of Section 7.1, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Notes of such Borrower held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  SECTION 9.6 Binding Effect. This Agreement shall become effective in accordance with the provisions of Section 3.1, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the CAF Advance Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all of the Lenders.

                  SECTION 9.7 Assignments and Participations. (a) Each Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000 (or, if less, the entire Commitment of the assigning Lender) and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and a processing and recordation fee of $2,500, and shall send to the Company an executed counterpart of such Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Borrower or the performance or observance by each Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the CAF Advance Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and the CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the CAF Advance Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent, the CAF Advance Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the acceptance of any Assignment and Acceptance for recordation in the Register, Schedule I hereto shall be deemed to be amended to reflect the revised Commitments of the Lenders parties to such Assignment and Acceptance as well as administrative information with respect to any new Lender as such information is recorded in the Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and as assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company; within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes, if any, new Notes to the order of such Eligible Assignee, if requested, in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, new Notes, if requested, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, if any, shall be dated (A) in the case of Notes made by Tennessee, the Closing Date and (B) in the case of Notes made by any other Borrower, the date such other Borrower executes and delivers its Joinder Agreement, and shall otherwise be in substantially the form of Exhibit A.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, and the Advances owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the CAF Advance Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advances or Notes or any facility fees payable under this Agreement, or (B) increase the amount of such Lender's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Notes, or (D) consent to the assignment or the transfer by any Borrower of any of its rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause
(v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Borrowers to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender in a manner consistent with Section 9.8.

                  (g) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) and the Notes issued to it hereunder in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                  SECTION 9.8 Confidentiality. Each Lender, the Administrative Agent and the CAF Advance Agent (each, a "Party") agrees that it will use its best efforts not to disclose, without the prior consent of the Company (other than to its, or its Affiliate's, employees, auditors, accountants, counsel or other representatives, whether existing at the date of this Agreement or any subsequent time), any information with respect to the Borrowers which is furnished pursuant to this Agreement, provided that any Party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such party or to the Board of Governors of the Federal Reserve System or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder, or any sale of any participation therein, by such Party pursuant to Section 9.7, if such prospective assignee or participant, as the case may be, executes an agreement with the Company containing provisions substantially similar to those contained in this Section 9.8; provided, however, that the Company acknowledges that the Administrative Agent has disclosed and may continue to disclose such information as the Administrative Agent in its sole discretion determines is appropriate to the Lenders from time to time.

                  SECTION 9.9 Consent to Jurisdiction. (a) Each Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Administrative Agent, the CAF Advance Agent, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement or the Notes (such claims and causes of action, collectively, being "Permitted Claims"), and each Borrower hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. Each Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. Each Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of such Borrower and its property service of copies of the summons and complaint and any other process which may be served by the Administrative Agent, any Lender or the holder of any Note in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Company by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Company's address specified pursuant to Section 9.2, and each Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9.9 (i) shall affect the right of any Lender, the holder of any Note or the Administrative Agent or the CAF Advance Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lender, the holder of any Note or the Administrative Agent or the CAF Advance Agent to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions or
(ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  SECTION 9.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.11 Rate of Interest. It is the intention of the parties hereto that each Lender shall each conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it, then, in that event, notwithstanding anything to the contrary in this Agreement or in the Notes to the order of such Lender, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to such Lender that is contracted for, taken, reserved, charged or received by such Lender hereunder, or under such Notes or otherwise, shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the sums owed to such Lender (or, if all amounts owing to such Lender shall have been paid in full, refunded by such Lender to the applicable Borrower); or (b) in the event that a prepayment of any Advances owed to any Lender is required, then such consideration that constitutes interest under law applicable to such Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for shall be cancelled automatically by such Lender as of the date of such prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of such prepayment obligation (or, if the principal amount of such prepayment obligation shall have been paid in full, refunded by such Lender to the applicable Borrower). To the extent that
Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Lender for the purpose of determining the maximum amount of interest allowed by applicable law, such Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Lender's right subsequently to change such method in accordance with applicable law. In no event, however, shall Article 5069, Chapter 15, of the Texas Revised Civil Statutes apply to this Agreement or the Notes or the transactions contemplated hereby.

                  SECTION 9.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Administrative Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   TENNECO INC.



                                   By: /s/ Karen Osar
                                       ---------------------------------
                                   Title: Vice President and Treasurer


                                   THE CHASE MANHATTAN BANK, as
                                     Administrative Agent, CAF
                                     Advance Agent and a Lender


                                   By: /s/ Peter M. Ling
                                       ---------------------------------
                                   Title: Vice President


                                   ABN-AMRO BANK, N.V. HOUSTON AGENCY
                                   By:  ABN AMRO North America, Inc.
                                        as agent



                                   By: /s/ H. Gene Shiels
                                       ---------------------------------
                                   Title: President and Director



                                   By: /s/ Michael N. Oakes
                                       ---------------------------------
                                   Title: Vice President and Director


                                   AUSTRALIA AND NEW ZEALAND BANKING
                                   GROUP LIMITED


                                   By: /s/ Kyle Loughlin
                                       ---------------------------------
                                   Title: Vice President

                                     BANK OF AMERICA ILLINOIS


                                     By: /s/ Claire Liu
                                         --------------------------------
                                     Title: Vice President


                                     BANK OF MONTREAL



                                     By: /s/ Natasha Glossop
                                         --------------------------------
                                     Title: Director, U.S. Corporate
                                     Banking


                                     THE BANK OF NEW YORK



                                     By: /s/ Raymond J. Palmer
                                         --------------------------------
                                     Title: Vice President


                                     By: /s/
                                         --------------------------------
                                     Title:


                                     THE BANK OF NOVA SCOTIA



                                     By: /s/ A.S. Norsworthy
                                         --------------------------------
                                     Title: Sr. Team Leader - Loan
                                           Operations


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.



                                     By: /s/ Michael Meiss
                                         --------------------------------

                                        Title: Vice President



                                        BANQUE NATIONALE DE PARIS, HOUSTON
                                        AGENCY



                                        By: /s/ Mike Shryock
                                            -------------------------------
                                        Title: Vice President


                                        BARCLAYS BANK PLC



                                        By: /s/ Paul C. Kavanagh
                                            -------------------------------
                                        Title: Director


                                        BAYERISCHE VEREINSBANK AG,
                                          LOS ANGELES AGENCY



                                        By: /s/ Christine Taylor
                                            -------------------------------
                                           Title: Vice President & Manager



                                        By: /s/ Sylvia Cheng
                                            -------------------------------
                                           Title: Vice President


                                        CAISSE NATIONALE DE CREDIT AGRICOLE



                                        By: /s/ David Bouhl, F.V.P.
                                            -------------------------------
                                        Title: Head of Corporate Banking
                                        Chicago

                                CIBC INC.



                                By: /s/ Gary C. Gaskill
                                   ---------------------------------
                                Title: Authorized Signatory



                                CITIBANK, N.A.



                                By: /s/ Chris Lyons
                                   ---------------------------------
                                Title: Vice President



                                COMMERZBANK AKTIENGESELLSCHAFT,
                                  ATLANTA AGENCY



                                By: /s/ A. Bremer
                                   ---------------------------------
                                Title: Senior Vice President



                                By: /s/ D. Suttles
                                   ---------------------------------
                                Title: Vice President



                                CREDIT LYONNAIS NEW YORK BRANCH



                                By: /s/ Pascal Poupelle
                                   ---------------------------------
                                Title: Senior Vice President

                                CREDIT SUISSE



                                By: /s/ David J. Worthington
                                   ---------------------------------
                                Title: Member of Senior Management


                                By: /s/ Marilou Palenzuela
                                   ---------------------------------
                                Title: Member of Senior Management


                                THE DAI-ICHI KANGYO BANK, LTD.



                                By: /s/ Mitsuaki Yamazaki
                                   ---------------------------------
                                Title: Vice President


                                DEUTSCHE BANK AG NEW YORK AND/OR
                                  CAYMAN ISLANDS BRANCHES



                                By: /s/ Stephan A. Wiedemann
                                   ---------------------------------
                                Title: Vice President


                                By: /s/ Thomas A. Foley
                                   ---------------------------------
                                Title: Assistant Vice President


                                DRESDNER BANK AG, NEW YORK BRANCH



                                By: /s/ Andrew P. Nesi
                                   ---------------------------------
                                Title: Vice President


                                By: /s/ Lawrence E. Jones
                                    --------------------------------
                                Title: Vice President

                                THE FIRST NATIONAL BANK OF BOSTON



                                By: /s/ Virginia Ryan
                                   ---------------------------------
                                Title: Vice President


                                THE FIRST NATIONAL BANK OF CHICAGO


                                By: /s/ Dixon Schultz
                                   ---------------------------------
                                Title: Vice President


                                THE FUJI BANK, LIMITED-HOUSTON
                                    Agency



                                By: /s/ Yoshiaki Inoue
                                   ---------------------------------
                                Title: Vice President and Manager



                                THE INDUSTRIAL BANK OF JAPAN TRUST
                                  COMPANY


                                By: /s/ Kensaku Iwata
                                   ---------------------------------
                                Title: Senior Vice President


                                KREDIETBANK N.V., GRAND CAYMAN
                                BRANCH



                                By: /s/ Robert Snauffer
                                   ---------------------------------
                                Title: Vice President



                                By: /s/ Tod R. Angus
                                   ---------------------------------

                                Title: Vice President

                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LTD.



                                By: /s/ Satoru Otsubu
                                   ---------------------------------
                                Title: Joint General Manager



                                MELLON BANK, N.A.



                                By: /s/ Marc Cuenod, Jr.
                                   ---------------------------------
                                Title: First Vice President



                                By: /s/
                                   ---------------------------------
                                Title:



                                MORGAN GUARANTY TRUST COMPANY OF
                                  NEW YORK



                                By: /s/ John Kowalczuk
                                   ---------------------------------
                                Title: Vice President



                                NATIONAL WESTMINSTER BANK PLC
                                  NEW YORK BRANCH



                                By: /s/ Paul K. Carter
                                   ---------------------------------
                                Title: Manager & Vice President

                                NATIONAL WESTMINSTER BANK PLC
                                  NASSAU BRANCH



                                By: /s/ Paul K. Carter
                                   ---------------------------------
                                Title: Manager & Vice President



                                NATIONSBANK OF TEXAS, N.A.



                                By: /s/ Patrick M. Delaney
                                   ---------------------------------
                                Title: Senior Vice President


                                NORINCHUKIN BANK, NEW YORK BRANCH



                                By: /s/ Ichiro Uchida
                                   ---------------------------------
                                Title: Joint General Manager


                                PNC BANK, NATIONAL ASSOCIATION



                                By: /s/ Bob Erwin
                                   ---------------------------------
                                Title: Vice President

                                ROYAL BANK OF CANADA



                                By: /s/ J.D. Frost
                                   ---------------------------------
                                Title: Senior Manager




                                THE SAKURA BANK, LIMITED - NEW YORK
                                  BRANCH



                                By: /s/ Yasumasa Kikuchi
                                   ---------------------------------
                                Title: Senior Vice President


                                THE SANWA BANK LIMITED DALLAS
                                  AGENCY



                                By: /s/ Robert S. Smith
                                   ---------------------------------
                                Title: Vice President


                                SOCIETE GENERALE



                                By: /s/ Richard A. Gould
                                   ---------------------------------
                                Title: Vice President


                                THE SUMITOMO BANK, LIMITED,
                                  HOUSTON AGENCY


                                By: /s/ Harumitsu Seki
                                   ---------------------------------
                                Title: General Manager

                                THE TOKAI BANK, LIMITED, NEW YORK
                                  BRANCH



                                By: /s/ Shinichi Kondo
                                   ---------------------------------
                                Title: Deputy General Manager



                                TORONTO DOMINION (TEXAS), INC.



                                By: /s/ Frederic Hawley
                                   ---------------------------------
                                Title: Vice President



                                UNION BANK OF SWITZERLAND, HOUSTON
                                  AGENCY



                                By: /s/ J. George Kubove
                                   ---------------------------------
                                Title: Assistant Vice President



                                By: /s/ Kelly Boots
                                   ---------------------------------
                                Title: Assistant Treasurer



                                THE YASUDA TRUST & BANKING, CO., LTD.



                                By: /s/ Rohn Laudenschlager
                                   ---------------------------------
                                Title: Senior Vice President

                                                                      SCHEDULE I


                          COMMITMENTS, ADDRESSES, ETC.


Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
The Chase Manhattan Bank                                  $127,500,000
One Chase Manhattan Plaza
New York, New York  10017
Attention:   Peter Ling
Telephone:   212-532-1687
Telecopier:  212-270-4892

ABN AMRO Bank, N.V.                                       $ 30,000,000
  Houston Agency
Three Riverway, Suite 1700
Houston, Texas  77056
Attention:   H. Gene Shiels
Telephone:   713-964-3326
Telecopier:  713-629-7533

Australia and New Zealand                                 $ 30,000,000
  Banking Group Limited
1177 Avenue of the Americas
New York, New York  10036
Attention:   Kyle Loughlin
Telephone:   212-801-9853
Telecopier:  212-801-9131

Bank of America Illinois                                  $ 93,750,000
231 South LaSalle
Chicago, Illinois  60697
Attention:   Gloria Turner
Telephone:   312-828-4575
Telecopier:  312-974-9626

Bank of Montreal                                          $ 93,750,000
700 Louisiana, Suite 4400
Houston, Texas  77002
Attention:   Jane Wiley
Telephone:   713-546-9744
Telecopier:  713-223-4007

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
The Bank of New York                                      $ 93,750,000
One Wall Street, 19th Floor
New York, New York  10286
Attention:   Nina Russo
Telephone:   212-635-7921
Telecopier:  212-635-7923

The Bank of Nova Scotia                                   $ 93,750,000
Atlanta Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia  30308
Attention:   F.C.H. Ashby
Telephone:   404-877-1500
Telecopier:  404-888-8998

With a copy to:

Houston Representative Office
1100 Louisiana, Suite 3000
Houston, Texas  77002
Attention:   Jamie Conn
Telephone:   713-752-0900
Telecopier:  713-752-2425

The Bank of Tokyo-Mitsubishi, Ltd.                        $ 93,750,000
1100 Louisiana, Suite 2800
Houston, Texas  77002
Attention:   Michael Meiss
Telephone:   713-655-3815
Telecopier:  713-655-3855

Banque Nationale de Paris,                                $ 48,750,000
  Houston Agency
333 Clay, Suite 3400
Houston, Texas  77002
Attention:   Mike Shryock
Telephone:   713-951-1224
Telecopier:  713-659-1414

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
Barclays Bank PLC                                         $ 93,750,000
222 Broadway
New York, New York  10038
Attention:   Director -
                  Structured Finance
Telephone:   212-412-7570
Telecopier:  212-412-7511

Bayerische Vereinsbank AG,                                $ 30,000,000
  Los Angeles Agency
800 Wilshire Blvd., Suite 1600
Los Angeles, California  90017
Attention:   John Carlson,
                  Jarunee Hanpachern
Telephone:   213-629-1821
Telecopier:  213-622-6341

Caisse Nationale de Credit Agricole                       $ 30,000,000
55 East Monroe Street, Suite 4700
Chicago, Illinois  60303
Attention:   Rosemary Brown
Telephone:   312-917-7420
Telecopier:  312-372-4421

CIBC Inc.                                                 $ 93,750,000
909 Fannin Street, Suite 1200
Houston, Texas  77010
Attention:   Mark Wolf
Telephone:   713-655-5226
Telecopier:  713-650-3727

Citibank, N.A.                                            $112,500,000
One Court Square
Long Island City, New York  11120
Attention:   Leena Caligiure
Telephone:   718-248-5762
Telecopier:  718-248-4844/4845

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
Commerzbank Aktiengesellschaft,                           $ 93,750,000
  Atlanta Agency
1230 Peachtree Street,
N.E. Suite 3500
Atlanta, Georgia  30309
Attention:   Dave Suttles
                  Paul Mahoney
Telephone:   404-888-6500
Telecopier:  404-888-6539

Credit Lyonnais New York Branch                           $ 93,750,000
1000 Louisiana Street, Suite 5360
Houston, Texas  77002
Attention:   Bernadette Archie
Telephone:   713-753-8723
Telecopier:  713-751-0307

Credit Suisse                                             $ 93,750,000
633 West 5th Street, 64th Floor
Los Angeles, California  90017
Attention:   Rita Asa
Telephone:   213-955-8284
Telecopier:  213-955-8245

The Dai-Ichi Kangyo Bank, Ltd.                            $ 48,750,000
One World Trade Center, Suite 4911
New York, New York  10048
Attention:   Tina Brucculeri
Telephone:   212-432-6643
Telecopier:  212-912-1879

Deutsche Bank AG New York and/                            $ 30,000,000
  or Cayman Islands Branches
31 West 52nd Street
New York, New York  10019
Attention:   Stephan A. Wiedemann
Telephone:   212-469-8663
Telecopier:  212-469-8212

Dresdner Bank AG, New York Branch                         $ 48,750,000
75 Wall Street
New York, New York  10005
Attention:   Charles Lin
Telephone:   212-429-2608
Telecopier:  212-429-2129

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
First National Bank of Boston                             $ 30,000,000
100 Federal Street
Mailstop 01-08-02
Boston, Massachusetts  02106
Attention:   Virginia Ryan
Telephone:   617-434-3606
Telecopier:  617-434-3652

The First National Bank of Chicago                        $ 93,750,000
One First National Plaza
0634, 1FNP, 10
Chicago, Illinois  60670
Attention:   Yvette Thompkins
Telephone:   312-732-1395
Telecopier:  312-732-4840

The Fuji Bank, Limited-Houston Agency                     $ 93,750,000
One Houston Center, Suite 4100
1221 McKinney Street
Houston, Texas  77010
Attention:   Charles vanRavenswaay
Telephone:   713-650-7829
Telecopier:  713-759-0048

The Industrial Bank of                                    $ 48,750,000
  Japan Trust Company
Allen Three Center
333 Clay, Suite 4850
Houston, Texas  77002
Attention:   W. Lynn Williford
Telephone:   713-651-9444
Telecopier:  713-651-9209

Kredietbank N.V., Grand Cayman Branch                     $ 48,750,000
125 West 55th Street
New York, New York  10019
Attention:   Lynda Resuma
Telephone:   212-541-0657
Telecopier:  212-956-5580

or

Attention:   Mayra Ramirez
Telephone:   212-541-0658
Telecopier:  212-956-5580

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
The Long-Term Credit                                      $ 93,750,000
  Bank of Japan, Ltd.
165 Broadway
New York, New York  10006
Attention:   Bob Pacifici
Telephone:   212-335-4801
Telecopier:  212-608-3452

With a copy to:

2200 Ross Avenue, Suite 4700 West
Dallas, Texas  75201
Attention:   Doug Whiddon
Telephone:   214-969-5352
Telecopier:  214-969-5357

Mellon Bank, N.A.                                         $ 93,750,000
1100 Louisiana, Suite 3600
Houston, Texas  77002
Attention:   Janet Jenkins
Telephone:   713-759-3040
Telecopier:  713-650-3409

Morgan Guaranty Trust                                     $ 93,750,000
  Company of New York
c/o J.P. Morgan Services, Inc.
500 Stanton Christiana Road
Newark, Delaware  19713
Attention:   Nancy K. Dunbar
Telephone:   302-634-4220
Telecopier:  302-634-1094

National Westminster Bank Plc                             $ 48,750,000
NatWest Markets
New York Branch
175 Water Street, 19th Floor
New York, New York  10038
Attention:   Commercial Lending Unit
Telephone:   212-602-4180
Telecopier:  212-602-4118

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
NationsBank of Texas, N.A.                                $ 93,750,000
700 Louisiana, 8th Floor
Houston, Texas  77002
Attention:   Patrick M. Delaney
Telephone:   713-247-7373
Telecopier:  713-247-6568

Norinchukin Bank, New York Branch                         $ 48,750,000
245 Park Avenue, 29th Floor
New York, New York
Attention:   Shinichi Saitoh
Telephone:   212-949-7188
Telecopier:  212-697-5754

PNC Bank, National Association                            $ 93,750,000
One PNC Plaza
249 Fifth Avenue, 3rd Floor
Pittsburgh, Pennsylvania  15222
Attention:   Thomas K. Grundman/Tina Lanuka
Telephone:   412-762-3025/412-762-4826
Telecopier:  412-762-2571/412-762-2571

Royal Bank of Canada                                      $ 93,750,000
600 Wilshire Boulevard, Suite 800
Los Angeles, California  90017
Attention:   Doug Frost
Telephone:   213-955-5310
Telecopier:  213-955-5350

The Sakura Bank, Limited -                                $ 48,750,000
  New York Branch
277 Park Avenue, 45th Floor
New York, New York  11209
Attention:   David Speir
Telephone:   212-756-6778
Telecopier:  212-888-7651

The Sanwa Bank Limited                                    $ 48,750,000
  Dallas Agency
2200 Ross Avenue, Suite 4100W
Dallas, Texas  75201
Attention:   Robert Smith
Telephone:   214-665-0222
Telecopier:  214-741-6535

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
Societe Generale                                          $ 93,750,000
Trammell Crow Center
2001 Ross Avenue, Suite 4800
Dallas, Texas  75201
Attention:   Angela Aldridge
Telephone:   214-979-2792
Telecopier:  214-754-0171

The Sumitomo Bank, Limited,                               $ 93,750,000
  Houston Agency
700 Louisiana Street, Suite 1750
Houston, Texas  77002
Attention:   Robert Quezada
Telephone:   713-238-8221
Telecopier:  713-238-8291

The Tokai Bank, Limited,                                  $ 30,000,000
  New York Branch
Energy Finance Group
55 East 52nd Street
New York, New York  10055
Attention:   Caralie Olsen
Telephone:   212-339-1163
Telecopier:  212-754-2170

Toronto Dominion (Texas), Inc.                            $ 93,750,000
909 Fannin Street, 17th Floor
Houston, Texas   77010
Attention:   Lisa Allison
Telephone:   713-653-8244
Telecopier:  713-951-9921

Union Bank of Switzerland,                                $ 93,750,000
  Houston Agency
1100 Louisiana, Suite 4500
Houston, Texas  77002
Attention:   Evans Swann
Telephone:   713-655-6500
Telecopier:  713-655-6555

Name and Address of Lender                            Amount of Commitment
--------------------------                            --------------------
The Yasuda Trust & Banking,                               $ 48,750,000
  Co., Ltd.
666 Fifth Avenue, Suite 801
New York, New York  10103
Attention:   Eric N. Pelletier
Telephone:   212-373-5734
Telecopier:  212-373-5796

                                                                     SCHEDULE II


           OUTSTANDING DEBT, GUARANTIES AND REIMBURSEMENT OBLIGATIONS


         The following Debt will be Excluded Acquisition Debt:

         1. The following securities of Tennessee to the extent that such securities are not tendered pursuant to the exchange offer by New Tenneco Inc. as described in the Prospectus and Consent Solicitation of New Tenneco Inc., a copy of which has been previously delivered to the Administrative Agent:

                           6 1/2% Notes due 2005
                           7 1/4% Debentures due 2025
                           7 7/8% Notes due 2002
                           8% Notes due 1999
                           9% Debentures due 2012
                           9 7/8% Notes due 2001
                           10% Debentures due 2008

         2. The following securities of Tennessee, Tennessee Gas Pipeline Company ("TGPL") and Tenneco Credit Corporation ("TCC") to the extent that such securities are not tendered pursuant to the tender offer by Tennessee as described in the Offer to Purchase and Consent Solicitation of Tennessee, a copy of which has been previously delivered to the Administrative Agent:

Tennessee

10% Notes due 1998
103/8% Notes due 2000

TGPL

6% Debentures due 2011

TCC

95/8% Notes due 2001
91/8% Notes due 1997

Medium Term Notes, Series C:

9.480% due January 28, 2002

Subordinated Medium Term Notes, Series B:

9.470% due September 21, 1998
9.720% due September 15, 2001
9.720% due September 25, 2001
9.990% due August 19, 1998
10.000% due August 19, 1998
10.000% due December 13, 2001
10.050% due August 17, 1998

         3. Capital lease obligations of TGPL, East Tennessee Natural Gas Company, Midwestern Gas Transmission Company and Channel Industries Gas Company, which at June 30, 1996 were recorded at $4,622,751.

         4. The guaranties and reimbursement obligations listed on Appendix A hereto and such other guaranties that may be entered into in the ordinary course of business of Tennessee and its subsidiaries since June 30, 1996 and prior to the Closing Date. (Pursuant to the Distribution Agreement to be entered into by Tennessee, New Tenneco Inc. and Newport News Shipbuilding Inc., New Tenneco Inc. and Newport News Shipbuilding Inc. have agreed to used commercially reasonable efforts to cause Tennessee and any of the Energy Subsidiaries to be released from the guaranties of liabilities allocated to New Tenneco Inc. and its subsidiaries or Newport News Shipbuilding Inc. and its subsidiaries under the Distribution Agreement.)

         5. $5.1 million of Debt owed by Orange Acquisition, Inc.

         6. Such other Debt existing on the Closing Date that, together with the foregoing Debt (other than the asterisked items on Appendix A hereto) and the Advances under this Agreement, does not exceed the Base Amount, as defined in the Debt and Cash Allocation Agreement to be entered into by Tennessee, Newport News Shipbuilding Inc. and New Tenneco Inc., which shall be in substantially the form previously provided to the Administrative Agent.

                                                                    SCHEDULE III


                                   LITIGATION


         Reference is made to the matters described in the Joint Proxy Statement under the captions "Information Concerning the Energy Business to be Merged--Interstate Pipeline Operations--Federal Regulation" and "--Environmental Proceedings."

                                                                     SCHEDULE IV

                                  SUBSIDIARIES

                                 TENNECO ENERGY
                                  POST SPIN-OFF


Tenneco Inc. (Delaware)
     Tennessee Gas Pipeline Company (Delaware)...............................................................    100  %
         Altamont Service Corporation (Delaware).............................................................    100
              Altamont Gas Transmission Canada Limited (Canada)..............................................    100
                  (Altamont Service Corporation is the registered holder of all of the issued and outstanding shares of Altamont Gas Transmission Canada
                  Limited, as Trustee for Altamont Gas Transmission Company, a Joint
                  Venture)
         Eastern Insurance Company Limited (Bermuda).........................................................    100
         East Tennessee Natural Gas Company (Tennessee)......................................................    100
              Tenneco East Natural Gas L.P. (Delaware Limited Partnership)...................................      1
                  (East Tennessee Natural Gas Company, as General Partner, owns 1%;
                  and Tenneco East Corporation, as Limited Partner, owns 99%.)
         Energy TRACS, Inc. (Delaware)........................................................................   100
         Kern County Land Company (Delaware)..................................................................   100
              Tenneco Equipment Corporation (Delaware)........................................................   100
                  Marlin Drilling Co., Inc. (Delaware)
                      Bluefin Supply Company (Delaware).......................................................   100
                      Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil) (in dissolution)...................  0.16
                           (Bluefin Supply Company owns 0.16%; and Marlin Drilling Co.,
                           Inc. owns 99.84%)
                      Marlin do Brasil Perfuacoes Maritimas Ltda. (Brazil) (in dissolution)..................  99.84
                           (Marlin Drilling Co., Inc. owns 99.84%; and Bluefin Supply
                           Company owns 0.16%)
                  Tenneco Equipment Holding I Company (Delaware).............................................    100
                  Tenneco Equipment Holding II Company (Delaware)............................................    100
                  Tenneco Equipment Holding III Company (Delaware)...........................................    100
                      Tenneco Equipment Holding V Company (North Dakota).....................................    100
                  Tenneco Equipment Holding IV Company (Wisconsin)...........................................    100
                  Tenneco Equipment Holding VI Company (Illinois)............................................    100
              Tenneco West, Inc. (Delaware)..................................................................    100
                  Kern County Land Company, Inc. (California)................................................    100
         Land Ventures, Inc. (Delaware)......................................................................    100
         Midwestern Gas Marketing Company (Delaware).........................................................    100
         Mont Belvieu Land Company (Delaware)................................................................    100

Subsidiaries of Tenneco Inc.
     Subsidiaries of Tennessee Gas Pipeline Company
         New Tenn Company (Delaware).........................................................................    100
              (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
         New Tennessee Gas Pipeline Company (Delaware).......................................................    100
              (New Tenn Company and New Tennessee Gas Pipeline are in the process of being merged into Tennessee Gas Pipeline Company.)
         S.K. Petroleum Company (Delaware)...................................................................    100
         Sandbar Petroleum Company (Delaware)................................................................    100
         Tennchase Inc. (Texas)..............................................................................    100
         Tenneco Alaska, Inc. (Alaska).......................................................................    100
         Tenneco-Altamont Corporation (Delaware).............................................................    100
              Altamont Gas Transmission Company (Delaware Joint Venture).....................................  53.34
                  (Tenneco-Altamont Corporation owns 531/3%; Amoco Altamont
                  Company, an unaffiliated company, owns 331/3%; and Entech
                  Altamont, Inc., an unaffiliated company, owns 131/3%.)
         Tenneco Argentina Corporation (Delaware)............................................................    100
         Tenneco Baja California Corporation (Delaware)......................................................    100
         Tenneco Communications Corporation (Delaware).......................................................    100
         Tenneco Corporation (Delaware)......................................................................    100
                  (Tennessee Gas Pipeline Company owns 100% of the Common Stock;
                  Tenneco Credit Corporation, Tenneco Equipment Corporation and
                  Tenneco International Inc., in the aggregate own 100% of the Second
                  Preferred Stock
              Channel Industries Gas Company (Delaware)......................................................    100
                  Tenneco Energy Marketing Company (Kentucky)................................................    100
                      Creole Gas Pipeline Corporation (Louisiana)............................................    100
                      Entrade Pipeline Company (Kentucky)....................................................    100
                  Channel Gas Marketing Company (Delaware)...................................................    100
                  Tenneco Gas Processing Company (Delaware)..................................................    100
                  Tenneco Offshore Gathering Company (Delaware)..............................................    100

Subsidiaries of Tenneco Inc.
     Subsidiaries of Tennessee Gas Pipeline Company
         Subsidiaries of Tenneco Corporation
              Midwestern Gas Transmission Company (Delaware).................................................  100
                  Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership)............................    1
                      (Midwestern Gas Transmission Company, as General Partner, owns
                      1%; and Tenneco Midwest Corporation, as Limited Partner owns
                      99%.)
                  Entrade Engine Company (Kentucky)..........................................................  100
                  New Midwestern Inc. (Delaware).............................................................  100
                  Petro-Tex Chemical Corporation (Delaware) (in dissolution).................................  100
                      (Certificate of Dissolution was filed in Delaware on
                      January 18, 1995, Final dissolution date will be January
                      18, 1998, subject to settlement of any other outstanding
                      business.)
                  SWL Security Corp. (Texas).................................................................  100
                  TGP Corporation (Delaware).................................................................  100
                  Tenneco Independent Power I Company (Delaware).............................................  100
                  Tenneco Independent Power II Company (Delaware)............................................  100
                  Tenneco Insurance Ventures (Delaware)......................................................  100
                  Tenneco Minerals Company - California (Delaware)...........................................  100
                  Tenneco Minerals Company - Nevada (Delaware)...............................................  100
                  Tenneco OCS Company, Inc. (Delaware).......................................................  100
                  Tenneco Oil Company (Delaware).............................................................  100
                  Tenneco Polymers, Inc. (Delaware)..........................................................  100
                  Tenneco Eastern Realty, Inc. (New Jersey)..................................................  100
                  Tenneco Power Generation Company (Delaware)................................................  100
                      Orange Acquisition, Inc. (Delaware)....................................................  100

Subsidiaries of Tenneco Inc.
     Subsidiaries of Tennessee Gas Pipeline Company
         Subsidiaries of Tenneco Corporation
              Subsidiaries of Midwestern Gas Transmission Company
                  Subsidiaries of Tenneco Power Generation Company
                      Tenneco Ethanol Company (Delaware).....................................................  100
                      Tenneco Ethanol Services Company (Delaware)............................................  100
                      West Campus Cogeneration Company (Delaware)............................................  100
                  Tennessee Overthrust Gas Company (Delaware)................................................  100
         Tenneco Credit Corporation (Delaware)...............................................................  100
              TenFac Corporation (Delaware)..................................................................  100
         Tenneco Deepwater Gathering Company (Delaware)......................................................  100
         Tenneco Delta XII Gas Co., Inc. (Delaware)..........................................................  100
         Tenneco East Corporation (Delaware).................................................................  100
              Tenneco East Natural Gas L.P. (Delaware Limited Partnership)...................................   99
                  (Tenneco East Corporation, as Limited Partner, owns 99%; and East
                  Tennessee Natural Gas Company, as General Partner, owns 1%.)
         Tenneco Energy Europe Inc. (Delaware)...............................................................  100
              Tenneco Energy Hungary Inc. (Delaware).........................................................   99
         Tenneco Energy Ltd. (Canada)........................................................................  100
         Tenneco Energy Services Company (Delaware)..........................................................  100
              Tenneco Energy AIRCO Inc. (Delaware)...........................................................  100
              Tenneco Energy OGS Inc. (Delaware).............................................................  100
              Tenneco Energy TEPSCO Inc. (Delaware)..........................................................  100
         Tenneco Energy Inc. (Delaware)......................................................................  100
              Tenneco EIS Company (Delaware).................................................................  100
                  Tenneco EIS Canada Ltd. (Alberta)..........................................................  100
              Tenneco Gas Transportation Company (Delaware)..................................................  100
         Tenneco Gas Canada, Ltd. (Ontario)..................................................................  100

Subsidiaries of Tenneco Inc.
     Subsidiaries of Tennessee Gas Pipeline Company
         Tenneco Gas International Inc. (Delaware)...........................................................  100
              Tenneco Energy China Inc. (Delaware)...........................................................  100
              Tenneco Gas Brazil Corporation (Delaware)......................................................  100
                  Tenneco Gas International Servicos do Brasil Ltda (Brazil).................................  100
              Tenneco Gas Chile Corporation (Delaware).......................................................  100
              Tenneco Energy International (East Asia/Pacific) Inc. (Delaware)...............................  100
              Tenneco Gas Services (Chile) Corporation (Delaware)............................................  100
                  Tenneco Gas Transportes S.A. (Chile).......................................................  100
              Tenneco Gas Latin America Inc. (Delaware)......................................................  100
Tenneco Gas Louisiana Inc. (Delaware)........................................................................  100
              Martin Exploration Company (Delaware)..........................................................  100
         Tenneco Gas Production Corporation (Delaware).......................................................  100
Tenneco Gas Properties Inc. (Delaware).......................................................................  100
         Tenneco Gas Services, Inc. (Delaware)...............................................................  100
         Tenneco Gas Supply Corporation (Delaware)...........................................................  100
         Tenneco Gas Australia Inc. (Delaware)...............................................................  100
              Tenneco Holdings Pty. Ltd. (Australia).........................................................  100
                  Tenneco Energy Australia Pty. Limited (Australia)..........................................  100
                      Tenneco Energy Queensland Pty. Limited (Australia).....................................  100
                      Tenneco Energy South Australia Pty. Limited (Australia)................................  100
                  Tenneco Energy Operations and Maintenance Pty. Ltd. (Australia)............................  100
                  Tenneco Sulawesi Gas Pty. Ltd. (Australia).................................................  100
         Tenneco International Inc. (Delaware)...............................................................  100
Tenneco Nederland B.V. (Netherlands).........................................................................  100
              Tenneco Offshore Netherlands Company (Delaware)................................................  100
         Tenneco Liquids Corporation (Delaware)..............................................................  100
Subsidiaries of Tenneco Inc.
     Subsidiaries of Tennessee Gas Pipeline Company
         Tenneco Marketing Services Company (Delaware).......................................................  100
         Tenneco MLP Inc. (Delaware).........................................................................  100
         Tenneco MTBE, Inc. (Delaware).......................................................................  100
         Tenneco Midwest Corporation (Delaware)..............................................................  100
              Tenneco Midwest Natural Gas L.P. (Delaware Limited Partnership)................................   99
                  (Tenneco Midwest Corporation, as Limited Partner, owns 99%; and
                  Midwestern Gas Transmission Company, as General Partner, owns 1%.)
         Tenneco Pittsfield Corporation (Delaware)...........................................................  100
         Tenneco Portland Corporation (Delaware).............................................................  100
         Tenneco Realty, Inc. (Delaware).....................................................................  100
         Tenneco SNG Inc. (Delaware).........................................................................  100
         Tenneco Trinidad LNG, Inc. (Delaware)...............................................................  100
         Tenneco Ventures Bolivia Corporation (Delaware).....................................................  100
         Tenneco Ventures Corporation (Delaware).............................................................  100

         Tenneco Ventures Poland Corporation (Delaware)......................................................  100
         Tenneco Western Market Center Corporation (Delaware)................................................  100
         Tenneco Western Market Center Service Corporation (Delaware)........................................  100
         TennEcon Services, Inc. (Delaware)..................................................................  100
              Tenneco Energy Technology Consulting Services Inc. (Delaware)..................................  100
Tennessee Gas Transmission Company (Delaware)................................................................  100
         Tennessee Storage Company (Delaware)................................................................  100
         Tennessee Trailblazer Gas Company (Delaware)........................................................  100
         Ten Ten Parking Garage Inc.  (Delaware).............................................................  100
The Fontanelle Corporation (Louisiana).......................................................................  100
              The F and E Oyster Partnership (Louisiana Partnership).........................................   64
                  (The Fontanelle Corporation owns 64% as General Partner; and
                  Expedite Oyster, Inc., an unaffiliated company, owns 36% as
                  General Partner.)
         The LaChute Corporation (Louisiana).................................................................  100

|

                                                                       EXHIBIT A




                                     FORM OF
                                      NOTE



$___________                                                  New York, New York
                                                              ________ ___, 199_


         FOR VALUE RECEIVED, the undersigned, ___________________, a ________ corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ______________ (the "Lender") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in same day funds, on the second anniversary of the Termination Date (or if the Lender is an Objecting Lender, the second anniversary of the Commitment Expiration Date applicable to the Lender) the principal amount of (a) __________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Advances made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

         The holder of this Note is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Advance made pursuant to subsection 2.1 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Rate Advances, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Advance.

         This Note (a) is one of the Notes referred to in the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tenneco Inc. (to be renamed El Paso Tennessee Pipeline Company), the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind except those expressly required under the Credit Agreement.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK.

                                   [BORROWER]



                                   By __________________________
                                      Title:

                                                              Schedule A to Note


           ADVANCES, CONVERSIONS AND REPAYMENTS OF BASE RATE ADVANCES



------------------------------------------------------------------------------------------------------------------------------------
                               Amount      Amount of Principal of   Amount of Base Rate
     Amount of Base Rate    Converted to     Base Rate Advances    Advances Converted to   Unpaid Principal Balance
Date       Advances      Base Rate Advances        Repaid         Eurodollar Rate Advances  of Base Rate Advances   Notation Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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

                                                              Schedule B to Note


 ADVANCES, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR RATE ADVANCES



------------------------------------------------------------------------------------------------------------------------------------
                                                              Amount of Eurodollar
        Amount of     Amount Converted   Interest Period and Amount of Principal of   Rate Advances     Unpaid Principal
     Eurodollar Rate to Eurodollar Rate Eurodollar Rate with     Eurodollar Rate    Converted to Base Balance of Eurodollar Notation
Date    Advances          Advances         Respect Thereto       Advances Repaid      Rate Advances       Rate Advances     Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                                     FORM OF
                               NOTICE OF BORROWING


The Chase Manhattan Bank, as Administrative Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
270 Park Avenue
New York, New York  10017                                                 [Date]

Attention:  Tennessee Pipeline Company


Ladies and Gentlemen:

         The undersigned, Tenneco Inc., (to be renamed El Paso Tennessee Pipeline Company), refers to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit
Agreement:

         (i)      The Borrower for the Proposed Borrowing is ______________.

         (ii)     The Business Day of the Proposed Borrowing is ___________,
199_.

         (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

         (iv)     The aggregate amount of the Proposed Borrowing is $__________.

         (v) The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [______ month[s]].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and immediately after giving effect thereto and to the application of the proceed therefrom:

         (A) each representation and warranty contained in Section 4.1 is correct in all material respects as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                        Very truly yours,

                                        TENNECO INC.



                                        By_________________________
                                          Title:

                                                                       EXHIBIT C

                                     FORM OF
                               CAF ADVANCE REQUEST



                                               __________, 199__

The Chase Manhattan Bank, as CAF Advance Agent
270 Park Avenue
New York, New York  10017

         Reference is made to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among Tenneco Inc., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is a [Fixed Rate] [LIBO Rate] CAF Advance Request pursuant to
Section 2.5 of the Credit Agreement requesting quotes for the following CAF
Advances:

================================================================================
                                  Loan 1           Loan 2          Loan 3
--------------------------------------------------------------------------------
Aggregate Principal Amount     $__________      $__________      $_________
--------------------------------------------------------------------------------
CAF Advance Date
--------------------------------------------------------------------------------
Maturity Date
--------------------------------------------------------------------------------
Interest Payment Dates
================================================================================

                                       Very truly yours,

                                       [BORROWER]


                                       By__________________________
                                       Name:
                                       Title:

* Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.

                                                                       EXHIBIT D

                                     FORM OF
                                CAF ADVANCE OFFER

                                                     ________, 199__

The Chase Manhattan Bank, as CAF Advance Agent
270 Park Avenue
New York, New York  10017

         Reference is made to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among Tenneco Inc., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with Section 2.5 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:

=============================================================================================
CAF Advance Date:          __________, 199__           Aggregate Maximum Amount: $_________
=============================================================================================
Maturity Date 1:                                       Maximum Amount: $__________
         __________, 199__                             $________ offered at _______*
                                                       $________ offered at _______*
=============================================================================================
Maturity Date 2:                                       Maximum Amount: $__________
         __________, 199__                             $________ offered at _______*
                                                       $________ offered at _______*
=============================================================================================
Maturity Date 3:                                       Maximum Amount: $__________
         __________, 199__                             $________ offered at _______*
                                                       $________ offered at _______*
=============================================================================================


Insert the interest rate offered for the specified CAF Advance. In the case of LIBO Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.

                                    Very truly yours,

                                    [NAME OF CAF ADVANCE LENDER]


                                    By______________________________
                                      Name:
                                      Title:
                                      Telephone No.:
                                      Telecopy No.:

                                                                       EXHIBIT E


                                     FORM OF
                            CAF ADVANCE CONFIRMATION



                                                              _________ __, 199_



The Chase Manhattan Bank, as CAF Advance Agent
270 Park Avenue
New York, New York  10017

         Reference is made to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among Tenneco Inc., the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent(as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with Section 2.5(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on , 199 [date of CAF Advance Borrowing] under
Section 2.5(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                    Very truly yours,

                                    [BORROWER]


                                    By_____________________________
                                      Name:
                                      Title:

[The Borrower must attach CAF Advance offer list prepared by the CAF Advance Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer].

                                                                       EXHIBIT F


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                            Dated _____________, 199_


         Reference is made to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement") among Tenneco Inc. (to be renamed El Paso Tennessee Pipeline Co.), a Delaware corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent") and CAF Advance Agent (the "CAF Advance Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

         _____________ (the "Assignor") and ____________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Notes, if any, held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Borrower or the performance or observance by each Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent and CAF Advance Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent and CAF Advance Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its address for notices the address set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]*.

         4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

         5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.


--------
* If the Assignee is organized under the laws of a jurisdiction outside the United States.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                            Assignment and Acceptance
                              Dated _________, 199_



Section 1.

         Percentage Interest:                                            ______%

Section 2.

         Assignee's Commitment:                                          $______
         Aggregate Outstanding Principal
           Amount of Advances owing to the Assignee:                     $______

         Note payable to the order of the Assignee
                                                     Dated:        _______, 199_
                                  Principal amount:   $___________

         Note payable to the order of the Assignor
                                                     Dated:        _______, 199_
                                  Principal amount:                 $___________

Section 3.

         Effective Date*:                                         ________, 199_


[NAME OF ASSIGNEE]                          [NAME OF ASSIGNOR]


By:____________________                     By:____________________
Title:                                      Title:
Address for notices:
[Address]


--------
* This date should be no earlier than the date of acceptance by the Administrative Agent.

Consented to:

[COMPANY]                                   THE CHASE MANHATTAN BANK, as
                                              Administrative Agent

By:_____________________________            By:________________________________
Title:                                      Title:

Accepted this __ day
of __________, 199_

THE CHASE MANHATTAN BANK, as
  Administrative Agent


By:_______________________________
Title:

                                                                       EXHIBIT G


                          [Letterhead of Process Agent]



                                                            ______________, 199_



To each of the Lenders parties
  to the Credit Agreement (as
  defined and referred to
  below) and to The Chase Manhattan Bank
  as Administrative Agent and
  CAF Advance Agent for said Lenders
c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

To Tenneco Inc. (to be renamed El Paso
  Tennessee Pipeline Company)
100 North Stanton
El Paso, Texas  79901



Gentlemen:

         Reference is made to that certain $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein being used herein with the same meaning) among Tenneco Inc. (to be renamed El Paso Tennessee Pipeline Co.) (the "Company"), certain banks and other financial institutions from time to time party thereto as Lenders thereunder (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent (in such capacities, the "Administrative Agent" and the "CAF Advance Agent" for the Lenders).

         Pursuant to Section 9.9(a) of the Credit Agreement, (the "Borrower") has appointed the undersigned (with an office on the date hereof at 1633 Broadway, New York, New York 10019) as Process Agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served by the Administrative Agent, the CAF Advance Agent, any Lender or the holder of any Note in any action or proceeding by the Administrative Agent, the CAF Advance Agent, any Lender or the holder of any Note in any New York State or Federal court sitting in New York City in respect of, but only in respect of, any claims or causes of action arising out of or relating to the Credit Agreement and the Notes issued pursuant thereto.

         The undersigned hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will not terminate the undersigned's agency as such Process Agent prior to June 15, 2002 (and hereby acknowledges that the undersigned has been paid in full by the Borrower for its services as Process Agent through such date), (ii) the undersigned will maintain an office in New York City through such date and will give the Administrative Agent prompt notice of any change of address of the undersigned, (iii) the undersigned will perform its duties as Process Agent in accordance with Section 9.9(a) of the Credit Agreement and (iv) the undersigned will forward forthwith to the Borrower at its address specified below copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.

         This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

                                                     Very truly yours,

                                                     CT CORPORATION SYSTEM


                                                     By:_______________________
                                                        Title:


Address of the Borrower:

[Address]

                                                                       EXHIBIT H


                                     FORM OF
                                JOINDER AGREEMENT


                  Reference is made to the $3,000,000,000 Revolving Credit and CAF Advance Facility Agreement, dated as of November 4, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among Tenneco Inc. (to be renamed El Paso Tennessee Gas Pipeline Company), certain banks and other financial institutions from time to time party thereto and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent.

                  The undersigned hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

         (a)      join the Credit Agreement as a Borrower party thereto;

         (b) be bound by all covenants, agreements and acknowledgements attributable to a Borrower in the Credit Agreement and any Note to which it is a party; and

         (c) perform all obligations required of it by the Credit Agreement and any Note to which it is a party.

                  The undersigned hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Article IV of the Credit Agreement are true and correct on the date hereof.

                  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of this day of , 199 .

                                           [BORROWER]


                                           By:________________________
                                              Title:


ACKNOWLEDGED AND AGREED TO:

TENNECO INC.
[HOLDING]


By:_____________________________
   Title:

                                                                       EXHIBIT I



                           [FORM OF EXTENSION REQUEST]




                                     [Date]



The Chase Manhattan Bank, as Administrative Agent
270 Park Avenue
New York, New York  10017

Attention:______________

Gentlemen:

                  Reference is made to the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996, among the undersigned, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  This is an Extension Request pursuant to Section 2.23 of the Credit Agreement requesting an extension of the Stated Termination Date to [INSERT REQUESTED TERMINATION DATE]. Please transmit a copy of this Extension Request to each of the Lenders.


                                      TENNECO INC.



                                      By____________________________
                                        Title:

                                                                     EXHIBIT J-1


                 FORM OF OPINION OF GENERAL COUNSEL OF TENNESSEE


                                                               ___________, 1996


To Each of the Lenders, the Administrative Agent
  and the CAF Advance Agent
  Referred to Below
c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

                                Re: Tenneco Inc.


Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.2(b)(vi) of the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement"), among Tenneco Inc. (the "Borrower"), the banks and other financial institutions from time to time party thereto (each a "Lender," and together the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                  As General Counsel of the Borrower, I have acted as counsel for the Borrower in connection with the Credit Agreement. I am familiar with the Certificate of Incorporation and all amendments thereto, and the by-laws of the Borrower. I am also familiar with the corporate proceedings of the Borrower relative to the authorization of the Credit Agreement, the Notes and the Merger Agreement (collectively, the "Documents") and I, or attorneys over whom I exercise supervision, have examined such statutes, records, instruments and documents, and have made such other investigation, as I, or said attorneys, have deemed necessary for the purposes of this opinion.

                  The opinions expressed below are limited to the federal laws of the United States, the laws of the State of Illinois and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. In addition, with respect to the opinion expressed in paragraph 5 below, I have assumed that the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware) are identical to the laws of the State of Illinois. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

                  Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the following opinion:

1. The Borrower (i) is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, (ii) is duly qualified as a foreign corporation to transaction business in each jurisdiction where the failure to be so qualified would materially adversely affect its financial condition or its ability to perform its obligations under the Documents, and
(iii) possesses all the corporate powers necessary to engage in its business and operations as now conducted.

                  2. The execution, delivery and performance by the Borrower of the Documents are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action in respect of or by the Borrower, and do not contravene (i) the Borrower's Certificate of Incorporation or by-laws, each as amended to date, (ii) any federal law, rule or regulation applicable to the Borrower or any provision of the General Corporation Law of the State of Delaware applicable to the Borrower, or (iii) to my knowledge, except with respect to contracts where consent has already been obtained, any material contractual restriction binding on or affecting the Borrower. The Documents have been duly executed and delivered on behalf of the Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the FERC) is required for the due execution, delivery and performance by the Borrower of the Documents, except those required in the ordinary course of business in connection with the performance by the Borrower of its obligations under certain covenants and warranties contained in the Documents and those which have been obtained and are in full force and effect.

                  4. To my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Borrower or any of its Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), purports to affect the legality, validity, binding effect or enforceability of any Document, or, except as set forth in Schedule III to the Credit Agreement, would have a material adverse effect upon the consolidated financial condition of the Borrower and its consolidated subsidiaries taken as a whole.

                  5. The Merger Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  My opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws from time to time in effect affecting creditors' rights generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain provisions of the Merger Agreement may be unenforceable in whole or in part under applicable laws (including judicial decisions), but the inclusion of such provisions does not affect the validity of the Merger Agreement as a whole.

                  These opinions are given as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Credit Agreement. These opinions may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.

                                                     Very truly yours,

                                                                       EXHIBIT K


           FORM OF OPINION OF NEW YORK COUNSEL TO TENNESSEE AND EPNGC



                                 ______ __, 1996


To Each of the Lenders, the Administrative Agent,
 and the CAF Advance Agent Referred to Below
c/o The Chase Manhattan Bank
270 Park Avenue, 10th Floor
New York, New York  10017

           Re: $3,000,000,000 Revolving Credit and Competitive Advance Facility
                     Agreement dated as of November 4, 1996

Dear Ladies and Gentlemen:

                  We have acted as special New York counsel for Tenneco Inc., a Delaware corporation (the "Company"), and for El Paso Natural Gas Company, a Delaware corporation (the "Guarantor"), in connection with the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Financing Agreement"), among the Company, the banks and other financial institutions from time to time party thereto (each a "Lender," and together the "Lenders") and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders. This opinion is delivered to you pursuant to Section 3.2(b)(vii) of the Financing Agreement. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Financing Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

                  In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following:

         (a)      An executed copy of the Financing Agreement;

         (b)      An executed copy of each of the Notes; and

         (c)      An executed copy of the EPNGC Guarantee.

The documents referred to in items (a) and (b) above are referred to herein collectively as the "Financing Documents" and the documents referred to in items
(a), (b) and (c) above are referred to herein collectively as the "Documents."

                  In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company, the Guarantor and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (a) below, our opinions are limited (x) to our actual knowledge, if any, of the Company's and the Guarantor's specially regulated business activities and properties based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

                  To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, executed and delivered by, and, except as set forth in paragraph (b) with respect to the Company and the Guarantor, constitute legal, valid and binding obligations of, such parties.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         (a) The execution and delivery to the Administrative Agent, the CAF Advance Agent and the Lenders by the Company or the Guarantor, as the case may be, of the Documents to which it is a party and the performance by the Company or the Guarantor, as the case may be, of its obligations thereunder (i) do not require under present law any filing or registration by the Company or the Guarantor, as the case may be, with, or approval or consent to the Company or the Guarantor, as the case may be, of, any governmental agency or authority of the State of New York that has not been made or obtained except those required in the ordinary course of business in connection with the performance by the Company or the Guarantor, as the case may be, of its obligations under certain covenants and warranties contained in the Documents to which it is a party and
(ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to the Company or the Guarantor, as the case may be, or its property.

         (b) The Financing Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The EPNGC

Guarantee constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

         (c) The borrowings by the Company under the Financing Agreement and the applications of the proceeds thereof as provided in the Financing Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  The opinions set forth above are subject to the following qualifications:

         (A)      We express no opinion as to:

                         (i)   the validity, binding effect or enforceability
         (a) of any provision of the Documents relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated party or the party receiving contribution; or
         (b) of any provision of any of the Documents relating to exculpation of any party in connection with its own negligence that a court would determine in the circumstances under applicable law to be unfair or insufficiently explicit;

                         (ii) the validity, binding effect or enforceability of (a) (x) any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by the Company or the Guarantor under the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions) or (y) any Waiver in the EPNGC Guarantee insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Guarantor thereunder as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions) or (b) any provision of any Document relating to choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or
         (c) any provision of any Document relating to forum selection to the extent the forum is a federal court;

                         (iii) the enforceability of any provision in the Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Documents;

                         (iv) the effect of any law of any jurisdiction other than the State of New York wherein the Administrative Agent, the CAF Advance Agent or any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible;

                         (v) any approval, consent or authorization of the Federal Energy Regulatory Commission or any other United States federal agency or authority needed in connection with the execution, delivery and performance by the Company or the Guarantor of the Documents, the consummation of the transactions contemplated thereby and compliance with the terms and conditions thereof; and

                         (vi) the enforceability of any provision in the Documents providing for the performance by the Guarantor of any of the Company's nonmonetary obligations under the Documents.

         (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity and (iii) the qualification that certain other provisions of the Documents may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America, but the inclusion of such provisions does not affect the validity as against the Company or the Guarantor, as the case may be, of the Documents as a whole, and the Documents contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this letter.

         (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

                  (i) limit the availability of a remedy under certain circumstances when another remedy has been elected; and

                  (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and

                  (iii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs; and

                  (iv) may, in the absence of a waiver or consent, discharge a guarantor to the extent that guaranteed debt is materially modified.

         (D) For the purposes of the opinion set forth in paragraph (c) above, we have assumed that (i) none of the Administrative Agent, the CAF Advance Agent or any of the Lenders has or will have the benefit of any agreement or arrangement (excluding the Documents) pursuant to which any Advances are directly or indirectly secured by Margin Stock, (ii) none of the Administrative Agent, the CAF Advance Agent, any of the Lenders or any of their respective affiliates has extended or will extend any other credit to the Company directly or indirectly secured by Margin Stock and (iii) none of the Administrative Agent, the CAF Advance Agent or any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any Advances pursuant to the Financing Agreement.

         (E) For purposes of our opinions above insofar as they relate to the Company and the Guarantor, we have assumed that (i) each of the Company and the Guarantor is a corporation validly existing in good standing in its jurisdiction of incorporation, has all requisite power and authority, and has obtained all requisite corporate, shareholder, third party and governmental authorizations, consents and approvals, and made all requisite filings and registrations, necessary to execute, deliver and perform the Documents to which it is a party (except to the extent noted in paragraph (a) above), and that such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or the Guarantor, as the case may be, or its properties (except to the extent noted in paragraph (a) above), and (ii) the Documents have been duly executed and delivered by the Company and the Guarantor, as the case may be.

         (F) Provisions in a guarantee that provide that the guarantor's liability thereunder shall not be affected by actions or failures to act on the part of the recipient of the guarantee or by amendments or waivers of provisions of documents governing the guaranteed obligations might not be enforceable under circumstances in which such actions, failures to act, amendments or waivers so radically change the essential nature of the terms and conditions of the guaranteed obligations that, in effect, a new contract has arisen between such recipient and the primary obligor on whose behalf the guarantee was issued.

             The opinions expressed herein are limited to the federal laws of the United States of America (in the case of the matters covered in paragraph
(c) above) and the laws of the State of New York, as currently in effect, except that we express no opinion with respect to laws, rules or regulations of the State of New York, or of any governmental agency or authority thereof, applicable to companies engaged in the transmission or distribution of gas or other petroleum products, or as to filings, registrations, approvals or consents required under or by such laws, rules or regulations.

             We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.

                  The opinions expressed herein are solely for the benefit of the Administrative Agent, CAF Advance Agent and the Lenders and may not be relied on in any manner or for any purpose by any other person or entity.

                                    Very truly yours,

                                    JONES, DAY, REAVIS & POGUE


                                    By:______________________________

                                                                       EXHIBIT L


         FORM OF OPINION OF [ASSOCIATE] GENERAL COUNSEL OF EPNGC AND/OR
                       SPECIAL DELAWARE COUNSEL FOR EPNGC


                                                            ___________ __, 1996


To Each of the Lenders, the Administrative Agent
  and the CAF Advance Agent
  Referred to Below
c/o The Chase Manhattan Bank
270 Park Avenue
New York, New York  10017

                                            Re:  El Paso Natural Gas Company

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.1(b)(x) of the $3,000,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (the "Credit Agreement"), among Tenneco Inc. (the "Borrower"), the banks and other financial institutions from time to time party thereto (each a "Lender," and together the "Lenders"), and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent") and as CAF Advance Agent (in such capacity, the "CAF Advance Agent") for the Lenders. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

                  I am [Associate] General Counsel of El Paso Natural Gas Company (the "Guarantor"), and I, or attorneys over whom I exercise supervision, have acted as counsel for the Guarantor in connection with the preparation, execution and delivery of the EPNGC Guarantee. In that connection, I or such attorneys have examined:

                  (1)      the EPNGC Guarantee;

                  (2) the Credit Agreement, executed by the parties thereto;

                  (3)      the Notes, executed by the Borrower; and

                  (4) the other documents furnished by the Borrower pursuant to Sections 3.1 and 3.2 of the Credit Agreement.

                  I, or attorneys over whom I exercise supervision, have also examined the originals, or copies certified to our satisfaction, of the agreements, instruments and other documents, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Guarantor's ability to perform the Guarantor's obligations under the EPNGC Guarantee. In addition, I, or attorneys over whom I exercise supervision, have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Guarantor, certificates of public officials and of officers of the Guarantor, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. In all such examinations, I, or attorneys over whom I exercise supervision, have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties (other than, with respect to the EPNGC Guarantee, the Guarantor), the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to such attorneys or me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the EPNGC Guarantee and certificates and oral or written statements and other information of or from public officials, officers and/or representatives of the Guarantor and others.

                  I have assumed that the parties to the Documents other than the Guarantor have the power to enter into and perform each such Document and that such Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

                  The opinions expressed below are limited to the federal laws of the United States, the laws of the State of Texas and, to the extent relevant hereto, the General Corporation Law of the State of Delaware, as currently in effect. I assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof.

                  Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the limitations, qualifications and assumptions set forth herein, I am of the following opinion:

                  1. The Guarantor (i) is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and
         (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  2. The execution, delivery and performance by the Guarantor of the EPNGC Guarantee and the Merger Agreement are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action in respect of or by the Guarantor, and do not contravene (i) the Guarantor's charter or by-laws, each as amended to date, (ii) any federal law, rule or regulation applicable to the Guarantor (excluding provisions of federal law expressly referred to in and covered by the opinion of Jones, Day, Reavis & Pogue delivered to you in connection with the transactions contemplated hereby) or any provision of the General Corporation Law of the State of Delaware applicable to the Guarantor, or (iii) any contractual restriction binding on or affecting the Guarantor. The EPNGC Guarantee and the Merger Agreement have been duly executed and delivered on behalf of the Guarantor.

                  3. No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the FERC) is required for the due execution, delivery and performance by the Guarantor of the EPNGC Guarantee and the Merger Agreement, except those required in the ordinary course of business in connection with the performance by the Guarantor of its obligations under certain covenants and warranties contained in the EPNGC Guarantee or the Merger Agreement and those which have been obtained and are in full force and effect.

                  4. To the best of my knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Guarantor or any of the Principal Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of the EPNGC Guarantee or the Merger Agreement.

                  5. The Merger Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  These opinions are given as of the date hereof and are solely for your benefit in connection with the transactions contemplated by the Credit Agreement. These opinions may not be relied upon by you for any other purpose or relied upon by any other person for any purpose without my prior written consent.


                                                     Very truly yours,



--------
*        To be given by special Delaware counsel for EPNGC.

                                                                       EXHIBIT M


                         FORM OF OPINION OF [ASSOCIATE]
                      GENERAL COUNSEL OF [COMPANY][HOLDING]


                  (a) [Each of the Company and the Borrowing
         Subsidiary][Holding] (i) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its organization, and (ii) possesses all the corporate powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  (b) The execution and delivery by [the Company and the Borrowing Subsidiary][Holding] of the Joinder Agreement and by [the Borrowing Subsidiary][Holding] of the Notes made by it and the performance by [the Borrowing Subsidiary][Holding] of its obligations as a "Borrower" under the Credit Agreement and the Notes made by it are within such corporation's corporate powers and have been duly authorized by all necessary corporate action in respect of or by [each of the Company and the Borrowing Subsidiary (as applicable)][Holding], and do not contravene (i) [the Company's or the Borrowing Subsidiary's][Holding's] charter or by-laws, each as amended to date,
         (ii) any federal law, rule or regulation applicable to [the Company or the Borrowing Subsidiary][Holding] (excluding provisions of federal law expressly referred to in and covered by the opinion of [New York Counsel] delivered to you in connection with the transactions contemplated hereby) or any provision of the General Corporation Law of the State of Delaware applicable to such corporation, or (iii) any contractual restriction binding on or affecting [the Company or the Borrowing Subsidiary][Holding]. The Joinder Agreement has been duly executed and delivered on behalf of [the Company and the Borrowing Subsidiary][Holding] and the Notes made by [the Borrowing Subsidiary][Holding] have been duly executed and delivered on behalf of [the Borrowing Subsidiary][Holding].

                  (c) No authorization or approval or other action by, and no notice to or filing with, any federal governmental authority or regulatory body (including, without limitation, the FERC) is required for (i) the due execution and delivery by [the Company or the Borrowing Subsidiary][Holding] of the Joinder Agreement, (ii) the performance by [the Borrowing Subsidiary][Holding] of its obligations as a "Borrower" under the Credit Agreement or (iii) the execution, delivery and performance by [the Borrowing Subsidiary][Holding] of the Notes made by it, except those required in the ordinary course of business in connection with the performance by [the Company or the Borrowing Subsidiary][Holding] of its obligations under certain covenants and warranties contained in the Joinder Agreement, the Credit Agreement and the Notes and those which have been obtained and are in full force and effect.

                  (d) To the best of my best knowledge, there is no action, suit or proceeding pending or overtly threatened against or involving the Company or any of the Principal Subsidiaries which, in my reasonable judgment (taking into account the exhaustion of all appeals), would have a material adverse effect upon the consolidated financial condition of the Company and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of the Joinder Agreement, the Credit Agreement or the Notes.

                                                                       EXHIBIT N


                           FORM OF OPINION OF NEW YORK
                         COUNSEL OF [COMPANY] [HOLDING]


                  (a) The execution and delivery to the Administrative Agent, the CAF Advance Agent and the Lenders by [the Company and the Borrowing Subsidiary][Holding] of the Joinder Agreement and by [the Borrowing Subsidiary][Holding] of the Notes made by it and the performance by [the Borrowing Subsidiary][Holding] of its obligations as a "Borrower" under the Credit Agreement and the Notes made by it (i) do not require under present law, any filing or registration by [the Company or the Borrowing Subsidiary][Holding] with, or approval or consent to [the Company or the Borrowing Subsidiary][Holding] of, any governmental agency or authority of the State of New York that has not been made or obtained, except those, if any, required in the ordinary course of business in connection with the performance by [the Company or the Borrowing Subsidiary][Holding] of its respective obligations under certain covenants and warranties contained in the Joinder Agreement, the Credit Agreement and the Notes and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York applicable to [the Company or the Borrowing Subsidiary][Holding] or its property.

                  (b) The Joinder Agreement, the Credit Agreement and the Notes (as applicable) constitute the legal, valid and binding obligations of [each of the Company and the Borrowing Subsidiary][Holding] enforceable against [each of the Company and the Borrowing Subsidiary][Holding] in accordance with their respective terms.

                  (c) The borrowings by [the Borrowing Subsidiary][Holding] under the Credit Agreement and the applications of the proceeds thereof as provided in the Credit Agreement will not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                                                                       EXHIBIT O


                FORM OF OPINION OF COUNSEL OF [EPNGC][TENNESSEE]


                  1. The Certificate of Merger has been duly executed and delivered by [Tennessee][El Paso Merger Company].

                  2. The Merger has become effective under the General Corporation Law of the State of Delaware.

                                                                       EXHIBIT P


                                     FORM OF
                                 EPNGC GUARANTEE


                  EPNGC GUARANTEE, dated as of November 4, 1996 (this "Guarantee"), made by El Paso Natural Gas Company, a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Revolving Credit and Competitive Advance Facility Agreement, dated as of November 4, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Tenneco Inc. (to be renamed El Paso Tennessee Pipeline Co.) ("Tennessee"), the Lenders and The Chase Manhattan Bank, as Administrative Agent and CAF Advance Agent.


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Advances to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

                  WHEREAS, following the Merger, the Guarantor will be the parent of Tennessee and it Subsidiaries, and it is to the advantage of the Guarantor that the Lenders make the Advances to the Borrowers;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Advances to the Borrowers under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

                  "Contractual Obligation" as to any Person, means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Obligations" means the collective reference to the unpaid principal of and interest on the Advances and all other obligations and liabilities of the Borrowers to the Administrative Agent, the CAF Advance Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Advances and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or the Notes, or any other document made, delivered or given in connection with the Credit Agreement or the Notes, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the CAF Advance Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement or this Agreement).

                  "Requirement of Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and paragraph references are to this Guarantee unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee. (a) Subject to Section 19, the Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the

Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

                  (c) No payment or payments made by the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, continue until the Obligations are paid in full and the Commitments are terminated.

                  (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

                  3. Right of Set-off. Upon the occurrence and continuance of any Event of Default, the Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor in its individual capacity, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, or under the Credit Agreement or any Note, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

                  4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrowers in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of any Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement or any Note, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

                  7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  8. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

                  9. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Lenders that:

                  (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

                  (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Guarantee will not violate any provision of any Requirement of Law or Contractual Obligation of the Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Guarantor other than this Guarantee;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery or performance by the Guarantor of, or the validity or enforceability against the Guarantor of, this Guarantee; and

                  (f) there is no action, suit or proceeding pending, or to the knowledge of the Guarantor threatened, against or involving the Guarantor in any court, or before any arbitrator of any kind, or before or by any Governmental Authority, (i) with respect to this Guarantee or any of the transactions contemplated hereby or (ii) which in the reasonable judgment of the Guarantor (taking into account the exhaustion of all appeals) has any reasonable likelihood of having a material adverse effect on the financial condition or operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis.

                  The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

                  10. Covenants. The Guarantor hereby (a) acknowledges that upon and from consummation of the Merger and until Holding becomes a Borrower (the "Applicable Period"), the Guarantor shall be deemed the "Company" under the Credit Agreement and (b) covenants and agrees with the Administrative Agent and the Lenders that, upon consummation of the Merger and until the Obligations are paid in full and the Commitments are terminated, the Guarantor shall comply with all provisions of the Credit Agreement applicable to the "Company" thereunder during the Applicable Period as though it were a party to the Credit Agreement.

                  11. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  12. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered:

                  (i) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement; and

                  (ii) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

                  All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answerback or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. The

Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                  13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

                  15. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

                  (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  16. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  17. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

                  18. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  19. Effectiveness. Notwithstanding any provision contained in this Guarantee, this Guarantee will not become effective until the Merger has been consummated.

                  20. Consent to Jurisdiction. (a) The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by the Administrative Agent, the CAF Advance Agent, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Guarantee (such claims and causes of action, collectively, being "Permitted Claims"), and the Guarantor hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. The Guarantor hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served by the Administrative Agent, any Lender or the holder of any Note in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to the Guarantor by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at the Guarantor's address set forth under its signature below, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Guarantor hereby agrees to cause the Process Agent to deliver to the Administrative Agent by the Closing Date a letter from the Process Agent agreeing to act as Process Agent for the Guarantor.

                  (b) Nothing in this Section 20 (i) shall affect the right of any Lender, the holder of any Note or the Administrative Agent or the CAF Advance Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of any Lender, the holder of any Note or the Administrative Agent or the CAF Advance Agent to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions or
(ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                              EL PASO NATURAL GAS COMPANY



                              By________________________________
                              Title:

                              Address for Notices:

                              1 Paul Kayser Center
                              100 North Stanton Street
                              El Paso, Texas 79901
                              Attention:   Executive Vice President and Chief
                                           Financial Officer
                              Telecopier: (615) 541-5008